UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

BALL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2023

Ball Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Ball

2023 ANNUAL MEETING

Virtually via Webcast
www.virtualshareholdermeeting.com/BALL2023

2022 HIGHLIGHTS
We are pleased to present our 2022 achievements and initiatives.

LETTER TO SHAREHOLDERS
March 15, 2023
Dear Fellow Shareholders,
2022 was a year of both intentional and unforeseen transformation for Ball Corporation. We executed our CEO leadership succession plan and began implementing changes that support our commitment to strong corporate governance, initiating the declassification of our board of directors and allowing our shareholders to amend our bylaws while continuing to manage our company through our long-standing Drive for 10 vision, EVA philosophy and ownership mindset to ensure long-term value creation.
The macroeconomic and geopolitical circumstances in 2022, including Russia’s invasion of Ukraine, inflationary pressures, stock market volatility, and supply chain disruptions significantly impacted our business. While these events contributed to lower than expected shipments for our global beverage packaging business, our net sales increased to $15.3 billion from $13.8 billion in 2021 and our aerospace business continued to perform well and increased its backlog 20% to $3.0 billion and maintained its won-not-booked backlog at $5.0 billion. We also addressed short-term challenges proactively and returned approximately $840 million to shareholders via dividends and share repurchases net of issuances.
With guidance from our Board, the leadership of our senior management team, and the hard work and resiliency of our approximately 21,000 colleagues around the world, we took immediate and decisive action. We sold our Russia business which was the best possible outcome to support our Ball colleagues in the region and to recoup significant value from the Russian assets. We also took action to reduce our SG&A costs, including right-sizing our business for current and expected demand. Our team adapted to changing market conditions and managed costs while making significant progress on our 2030 sustainability goals.
At Ball, we are guided by our purpose: to preserve the planet and deliver value by creating circular aluminum packaging solutions and to provide exquisite environmental, space science, and defense technologies. This purpose is demonstrated through our sustainability and ESG efforts which are at the heart of Ball’s strategy for each of our businesses and are an increasing focus for our investors, partners, and employees. In June, we joined the World Economic Forum’s First Mover’s Coalition to lead collaboration across the aluminum industry to prioritize circularity and decarbonize the aluminum industry’s value chain. We have also demonstrated our commitment to high environmental and social standards, including human capital, human rights, and increased supply chain transparency, by achieving Aluminum Stewardship Initiative certification across our entire global packaging footprint.
Our resiliency, innovation, and achievements are made possible by our incredible Ball team members. We realize stronger results and foster an adaptive culture when we have diverse cultures, ideas and backgrounds represented, and we continue to make important progress with our diversity, equity, and inclusion goals, including improving representation at all levels of the organization. Our commitment starts at the top: 73% of our board of directors and 40% of our executive leadership team is diverse on the basis of gender or race. Our commitment to our people extends to the many global communities where we live and operate. In 2022, Ball and its employees donated over $8 million in support of 2,800 nonprofit organizations across 30 countries and contributed over 30,000 volunteer hours.
Our compensation program is closely linked to our core values, including our “behave like owners” tenet. Our named executive officer compensation is strongly linked to our pay-for-performance philosophy, with 87% of CEO compensation at risk in 2022, and 75% at risk for our other NEOs. NEO compensation for 2022 is aligned with the challenges the business faced and was significantly impacted by share price performance and the low payouts for short-term and long-term incentives.
After several years of capital investments across our businesses, we are well positioned to unlock value from our new, improved and existing assets with limited future capital investment. We are confident the actions we have taken in 2022 and the plans we are executing in 2023 will allow Ball to navigate this period of external volatility by driving profitable growth, generating free cash flow, and increasing EVA® dollars.
On behalf of the board of directors and our Ball team members, thank you for your interest and investment in Ball Corporation. As a purpose-driven organization, we remain focused on long-term financial stability and delivering a promising future for our employees, communities, shareholders, and other stakeholders in 2023 and beyond.

Daniel W. Fisher Chairman Elect and CEO	Stuart A. Taylor II Lead Independent Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN	WHERE	RECORD DATE
Wednesday April 26, 2023 7:30 a.m., mountain daylight time	Virtually via Webcast www.virtualshareholdermeeting.com/BALL2023	You can vote if you are a shareholder of record on March 1, 2023
The Annual Meeting of Shareholders of Ball Corporation will be held virtually for the following purposes:
ITEMS OF BUSINESS

	Item	Board’s Voting Recommendation	► See page
1	To elect three Class II director nominees to serve for a one-year term expiring at the annual meeting in 2024 ■ Cathy D. Ross ■ Betty J. Sapp ■ Stuart A. Taylor II	FOR each nominee	71
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2023	FOR	72
3	To approve, by non-binding advisory vote, the compensation of the named executive officers (“NEOs”) as disclosed in the following Proxy Statement	FOR	73
	To consider any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above
Shareholders of record at the close of business on March 1, 2023, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The following Proxy Statement contains important information about the meeting and the matters being voted upon.
This year’s Annual Meeting will be held in a virtual format through a live webcast. Please see the Voting and Meeting Information section for details on how to attend.
Your vote is important. Please read the accompanying proxy materials carefully. To ensure your shares are represented at the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card as promptly as possible. You also may vote by telephone or over the Internet, or if you request a paper copy of the materials, by mail. You may revoke your proxy at any time before the final vote at the Annual Meeting. All properly completed proxies (whether by mail, telephone or Internet) will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before voting concludes.
The Notice of Annual Meeting, Proxy Statement and proxy card were first furnished and made available to shareholders on or about March 15, 2023.
By Order of the Board of Directors,
Charles E. Baker
Corporate Secretary
March 15, 2023
Westminster, Colorado

PLEASE NOTE:
The 2023 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

PROXY STATEMENT

1	PROXY STATEMENT SUMMARY
9	BOARD AND CORPORATE GOVERNANCE
9	Our Board of Directors
9	Board Composition
11	Director Nominees
13	Directors Continuing in Office
17	Board Leadership Structure
17	Director Independence
17	Balanced Board Composition
20	Risk Oversight
20	Board and Committee Self-Evaluations
20	Director Training
21	Board Meetings
21	Contacting our Board
22	Board and Committee Membership
22	Board Committees
25	Corporate Governance Guidelines
25	Policies on Business Ethics and Conduct
26	Director Compensation
27	Director Compensation Table
28	Non-Employee Director Stock Ownership Guidelines
28	Transactions with Related Persons, Promoters and Certain Control Persons
29	EXECUTIVE COMPENSATION
29	Executive Compensation Discussion and Analysis
30	Executive Summary
36	Role of the Human Resources Committee and Executive Compensation Consultant
36	Market Reference Points and Peer Groups
38	Process for Determining Executive Compensation
39	Specifics Related to 2022 Executive Compensation
44	Other Awards
46	Other Executive Compensation Policies and Guidelines
47	Report of the Human Resources Committee of the Board of Directors
48	Compensation Tables and Narrative
67	STOCK OWNERSHIP INFORMATION
67	Beneficial Ownership
67	Delinquent Section 16(a) Reports
68	Voting Securities and Principal Shareholders
69	AUDIT MATTERS
69	Fees Paid to the Independent Registered Public Accounting Firm
70	Report of the Audit Committee
71	PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
71	Item 1 —Election of Directors
72	Item 2 —Ratification of the Appointment of Independent Auditor
73	Item 3 —Advisory (Non-Binding) Vote to Approve Executive Compensation
74	VOTING AND MEETING INFORMATION
74	Virtual Meeting
74	Questions and Answers About the Annual Meeting and Voting
75	Shareholder Proposals for 2024 Annual Meeting
75	Householding
76	Solicitation and Other Matters

i | WWW.BALL.COM/INVESTORS

PROXY STATEMENT SUMMARY
The following summary highlights certain key disclosures in this Proxy Statement. This is only a summary, and it may not contain all the information that is important to you. For more complete information, please review the entire Proxy Statement as well as our 2022 Annual Report on Form 10-K.
BALL CORPORATION 2023 ANNUAL MEETING OF SHAREHOLDERS

WHEN	WHERE	RECORD DATE
Wednesday April 26, 2023 7:30 a.m., mountain daylight time	Virtually via Webcast www.virtualshareholdermeeting.com/BALL2023	You can vote if you are a shareholder of record on March 1, 2023
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

	Proposal	Board’s Voting Recommendation	► See page
1	To elect three Class II director nominees to serve for a one-year term expiring at the annual meeting in 2024 ■ Cathy D. Ross ■ Betty J. Sapp ■ Stuart A. Taylor II	FOR each nominee	71
2	To ratify the appointment of PricewaterhouseCoopers LLP as Ball’s independent registered public accounting firm for 2023	FOR	72
3	To approve, by non-binding advisory vote, the compensation of the named executive officers (“NEOs”) as disclosed in the following Proxy Statement	FOR	73
	To consider any other business that may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING The Proxy Statement, Form 10-K and Annual Report are available at http://materials.proxyvote.com.
BALL CORPORATION 2023 PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY

HOW TO VOTE
Shareholders of record as of March 1, 2023, desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the proxy card. You should have the proxy card available for reference when initiating this process.

The deadline(1) to vote is 11:59 p.m. EDT on April 25, 2023, unless you attend the annual meeting	Registered holders (shares are registered in your own name)	Beneficial owners (shares are held “in street name” in a stock brokerage account or by a bank, nominee or other holder of record)
BY MOBILE DEVICE	Scan the QR code
BY INTERNET	Vote your shares online 24/7 at www.proxyvote.com
BY TELEPHONE	Call toll-free 24/7: 1-800-690-6903
BY MAIL	If you requested printed copies of the proxy materials, please complete, date, sign and return your proxy card in the postage-paid envelope	Complete, date, sign and return your voting information form in the postage-paid envelope
ATTEND ANNUAL MEETING VIRTUALLY	■ Attend the virtual Annual Meeting and vote by ballot	■ Attend the virtual Annual Meeting and vote by ballot ■ You will need to coordinate with the registered holder of your shares
Voluntary E-delivery of Proxy Materials Help the environment by consenting to receive electronic delivery. Sign up at www.proxyvote.com.

(1)
Certain plans have different voting deadlines as set forth in the voting and meeting information on pages 74-75.

2 | WWW.BALL.COM/INVESTORS

PROXY STATEMENT SUMMARY

COMPANY SUSTAINABILITY, DIVERSITY & INCLUSION AND ENGAGEMENT

OUR COMMITMENT TO CORPORATE SOCIAL RESPONSIBLITY AND ENVIRONMENTAL SUSTAINABILITY
Ball Corporation’s more than 140-year legacy is built on a strong foundation that focuses on economic, social and environmental sustainability. Sustainability guides how we manage and operate our strategy and all our businesses, serve our customers, care for the environment and our communities, and drive long-term value creation.
We focus our sustainability efforts on product stewardship and circularity, operational excellence, human capital management, EVA®1 generation, and community engagement. In our manufacturing operations around the world, we work to continuously improve employee safety and engagement, diversity and inclusion, and energy and water efficiency, as well as to reduce air emissions and waste, and to promote recycling.
Reporting Standards
Ball’s Environment, Social and Governance (ESG) disclosure is included within its annual Combined Report. Our sustainability reporting is prepared in accordance with the standards issued by the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB), now part of the IFRS Foundation. This includes third party verified key sustainability indicators, progress towards 2030 Sustainability Goals, and our processes to identify, assess and manage sustainability-related risks and opportunities. Ball further intends to align our reporting with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). We will continue to review sustainability reporting recommendations, as well as upcoming regulations, to remain in alignment with the latest standards.
The Benefits of Ball’s Aluminum Products
At Ball, we have an expansive portfolio of infinitely recyclable aluminum cans, bottles and cups. Supported by the high economic value of aluminum scrap, cans have the highest recycling rates of any beverage packaging substrate globally and come with the highest average recycled content. Aluminum is also well suited to comply with upcoming sustainability compliance requirements for packaging in several parts of the world, which often come with fees for substrates with less favorable circularity credentials.
Ball is innovating and collaborating across the value chain, to establish and support initiatives to decarbonize can manufacturing and the aluminum sector, and to increase global recycling rates of aluminum packaging. These efforts include programs to ensure a reliable supply of low carbon aluminum and renewable electricity for our operations, as well as advocating for effective systems and educating consumers about aluminum’s sustainability benefits. As described on Ball.com/sustainability our Real Circularity Vision is for aluminum to be truly and infinitely recycled in a closed loop with minimum losses.
From our commitment to 1.5 degree aligned science-based targets to our Aluminum Stewardship Initiative (ASI) certified plants and suppliers, along with Cradle to Cradle Material Health certified coatings, Ball packaging comes with excellent sustainability credentials for our customers and consumers.
Sustainability in our Aerospace Business
In our aerospace business our systems are measuring key elements of the physical environment and supporting environmental monitoring and operational weather forecasting programs, as well as providing environmental intelligence on weather, the Earth’s climate system, air pollution, and biodiversity.
Focus on Human Capital, Diversity and Inclusion
Ball’s long-term success depends not only on our products and our operations, but also on an engaged and sustainable workforce. We continue to invest in talent recruitment, retention and development to ensure we have the right people with the right skills in the right roles with a strong focus on diversity and inclusion initiatives. We have implemented a rigorous hiring and development process and our leadership framework sets out clear behaviors that we expect from our managers. Our engagement approach seeks to ensure that everyone at Ball is motivated to perform their best work every day.
Commitment to Community
A healthy and sustainable business also depends on thriving communities. Ball’s commitment to the communities where we live and operate is an integral part of our culture and we continue to support organizations, programs and civic initiatives that advance sustainable livelihoods. Through our extensive community engagement, via The Ball Foundation, corporate giving, employee giving and volunteerism, we enrich our local communities beyond providing jobs, benefits and paying local taxes. In 2022, Ball and its employees donated over $8 million supporting more than 2,800 non-profits and logged more than 30,000 hours of volunteer service to non-profit organizations centered on building sustainable communities through recycling, education, and disaster preparedness and relief initiatives.

(1)
EVA® is a registered trademark of Stern Value Management Ltd.

BALL CORPORATION 2023 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY

OVERVIEW OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS

				COMMITTEES
Director and Principal Occupation	Age	Director Since	Independent	Audit	Finance	Human Resources	Nominating and Corporate Governance	Other Current Public Company Boards
CLASS II—DIRECTOR NOMINEES (FOR TERMS EXPIRING IN 2024)
Cathy D. Ross Former Chief Financial Officer and Executive VP, FedEx Express	65	2017	Yes					■ Steelcase, Inc.
Betty J. Sapp Former Director, U.S. National Reconnaissance Office	67	2019	Yes					■ None
Stuart A. Taylor II Chief Executive Officer, The Taylor Group LLC	62	1999	Yes					■ Hillenbrand, Inc. ■ Wabash National
CLASS III—CONTUINING DIRECTORS (FOR TERMS EXPIRING IN 2024)
John A. Bryant Former Chief Executive Officer, Kellogg Company	57	2018	Yes					■ Macy’s Inc. ■ Compass PLC ■ Coca-Cola Europacific Partners PLC
Michael J. Cave Former Senior VP, The Boeing Company; Former President, Boeing Capital Corp.	62	2014	Yes					■ Harley-Davidson, Inc.
Daniel W. Fisher Chairman Elect and CEO, Ball Corporation	50	2021						■ None
Pedro Henrique Mariani Member of the Board, Banco Bocom BBM	69	2017	Yes					■ None
CLASS I—CONTINUING DIRECTORS (FOR TERMS EXPIRING IN 2025)
Dune E. Ives Chief Executive Officer, Movements That Matter, LLC	51	2021	Yes					■ None
Georgia R. Nelson Former President and Chief Executive Officer, PTI Resources, LLC	73	2006	Yes					■ Cummins Inc. ■ Sims Metal Management Ltd. ■ Custom Truck One Source
Cynthia A. Niekamp Former Senior VP, Automotive Coatings, PPG Industries, Inc.	63	2016	Yes					■ None
Todd A. Penegor President and Chief Executive Officer, The Wendy’s Company	57	2019	Yes					■ The Wendy’s Company
Number of Meetings in 2022:	Board: 6	5	4	5	4	Total: 24
 Committee Chair     Committee Member     Lead Independent Director     Audit Committee financial expert
4 | WWW.BALL.COM/INVESTORS

PROXY STATEMENT SUMMARY

BOARD COMPOSITION AND ATTRIBUTES
Our Board represents a diverse and balanced mix of viewpoints, backgrounds, experience, skill sets and personal traits. Additional information about each director is provided in the biographies beginning on page 11.

GENDER AND ETHNIC DIVERSITY

73%
Overall diverse
45%
women
9%
ethnically diverse woman
36%
ethnically diverse

1 Ethnically diverse woman
5 Women
4 Ethnically diverse

INDEPENDENCE (NYSE DIRECTOR STANDARDS)

1
10
10 Independent including all Audit Committee Members
91%

DIRECTOR TENURE

- Average tenure 7 years
- Median tenure 5 years

0 - 4 YRS	5 - 9 YRS	10+ YRS
46%	36%	18%

DIRECTOR AGE

- Average age 61 years
- Median age 62 years

50 - 59 YRS	60 - 69 YRS	70+ YRS
36%	55%	9%

Director Skills, Experiences and Attributes	# of Directors
Corporate governance	7
Executive leadership	11
Finance and accounting	10
Global business	9
Aerospace and defense	3
Operations and business strategy	10
Public company board experience	8
Relevant industry experience	8
BALL CORPORATION 2023 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence

■ 10 of 11 directors are independent
■ Each of the four Board Committees is composed exclusively of independent directors
■ Lead Independent Director has a significant defined role
Board Diversity

■ 5 of 11 directors are women
■ 4 of 11 directors are ethnically diverse
■ All 4 committee chairs are women and/or are ethnically diverse
■ Balanced director tenure
■ Board composition represents diversity in gender, ethnicity, age, skill and experience
■ Director Retirement Policy mandates retirement age
■ Periodic Board refreshment including 5 new directors in the past 5 years
Other Governance Best Practices

■ All corporate governance documents are available on our website www.ball.com/investors under “Corporate Governance”
■ Active Board and Management succession planning
■ Robust and regularly reviewed Business Ethics Code of Conduct and Executive Officers and Directors Business Ethics Statement
■ Rigorous compensation governance practices
■ Comprehensive Enterprise Risk Management process
■ Annual Board and Committee evaluations
■ Periodic one-on-one meetings between the CEO and each individual director
■ Engagement of outside compensation consultant
■ Regular executive sessions with nonmanagement and independent directors
■ Orientation training for all new directors and ongoing continuous education programs
■ Board oversight of corporate social responsibility, ESG, sustainability, cybersecurity and diversity and inclusion initiatives
■ Stock ownership guidelines for directors and executive officers
■ Each Board Committee reviews its charter annually
■ Frequent and regular shareholder engagement and outreach

6 | WWW.BALL.COM/INVESTORS

PROXY STATEMENT SUMMARY

OUR 2022 FINANCIAL HIGHLIGHTS

Our company’s 2022 results were driven by macroeconomic and geopolitical conditions leading to lower shipments across the Americas, higher costs to manage inventory levels and our management team’s decisive actions to align supply/demand and sell our Russian operations in response to the war in Ukraine. To enable long-term shareholder value and EVA® dollar generation we had a relentless focus on managing supply/demand balance, cost out initiatives and inflation recovery. Demand for our sustainable aluminum packaging in our EMEA region continued to outstrip supply and our aerospace business continues to be in an optimal position to take advantage of its record $3.0 billion backlog. Despite volatile global markets our team executed at a high level, quickly adapting to changing market conditions, managing costs, achieving progress on our 2030 sustainability goals and returning approximately $840 million to shareholders via dividends and share repurchases net of issuances.
EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Policies and Practices
We adhere to sound practices and policies that advance the continuous improvement and accountability of our executive compensation program:
■
Our Human Resources Committee (the “HR Committee”), composed entirely of independent directors, meets regularly with executives and senior management;

■
an independent compensation consultant reports directly to the HR Committee;

■
total compensation is reviewed via tally sheets;

■
we externally benchmark compensation levels and incentive design practices;

■
dividend equivalents for stock awards that accrue during the vesting and/or performance periods are paid only if vesting terms and/or performance measures are achieved;

■
perquisites are nominal and are not grossed-up for taxes;

■
the HR Committee continually assesses the relationship between risk and our compensation programs;

■
we have anti-hedging and anti-pledging policies for our executives and directors;

■
a shareholder-approved “clawback” provision may require full reimbursement of any incentive compensation or cancellation of any outstanding equity awards to any executive at a level of vice president and above in the case of fraud or intentional misconduct that directly or indirectly leads to a restatement of financial statements;

■
our change-in-control agreements have multiples that do not exceed two times pay and require a termination of employment following a change in control (“double trigger”) before severance benefits are due; and

■
excise tax gross-ups were eliminated in change-in- control agreements entered into after January 1, 2010.

BALL CORPORATION 2023 PROXY STATEMENT | 7

PROXY STATEMENT SUMMARY

2022 Target Total Compensation Mix
Consistent with our pay-for-performance and management-as-owners philosophy, the majority of the target total compensation for our named executive officers is variable and at risk based strictly on performance. The emphasis on longer term compensation, through performance-based long-term cash and stock awards, ensures a strong continued alignment between our executives and shareholder interests.
2022 CEO TARGET COMPENSATION MIX1
2022 AVERAGE OTHER NEO TARGET COMPENSATION2

Our short-term and long-term incentive plans have been tested and are performing in alignment with our pay-for-performance philosophy. As a result of 2022 company performance, three out of the four short-term and long-term performance-based metrics are resulting in zero or near zero payouts (short-term incentives paid near 0%, PC-RSUs paid at 0%, and Relative TSR did not meet minimum thresholds for the cycle). Ball management focused on ROAIC, generating at-target performance for long-term cash and setting the company up for longer-term value creation, including through the reduction of our SG&A costs and divestiture of our Russia beverage can business, which while dilutive to earnings recouped significant value from the Russian assets. No adjustments were made to short- or long-term incentive targets or payouts to account for the Russia divestiture, so future short- and long-term incentive payouts will require making up for that lost value.

1
CEO target compensation mix represents Mr. Fisher’s annualized target compensation after his April 2022 promotion to CEO.

2
Excludes 2022 target compensation for Chairman of the Board, Mr. Hayes.

8 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE
OUR BOARD OF DIRECTORS

At Ball Corporation, we believe key qualities of a board member include vision, leadership, stewardship, knowledge, diligence, collegiality and discretion. Our directors have demonstrated their deep interest in and understanding of Ball’s mission, the ability to see the big picture, the courage to set direction to achieve our goals, and the integrity to serve the interests and pursue the objectives of the organization, as well as the interests of our shareholders and our other stakeholders.
BOARD COMPOSITION
BALL CORPORATION 2023 PROXY STATEMENT | 9

BOARD AND CORPORATE GOVERNANCE

Experience
The Board is composed of members with diverse qualifications and experience that support the Corporation’s business strategy and future business needs.
Director Skills, Experiences and Attributes	John A. Bryant	Michael J. Cave	Daniel W. Fisher	Dune E. Ives	Pedro Henrique Mariani	Georgia R. Nelson	Cynthia A. Niekamp	Todd A. Penegor	Cathy D. Ross	Betty J. Sapp	Stuart A. Taylor II	# of 11 Directors
Corporate governance	■	■				■	■	■	■		■	7
Executive leadership	■	■	■	■	■	■	■	■	■	■	■	11
Finance and accounting	■	■	■		■	■	■	■	■	■	■	10
Global business	■	■	■	■	■	■	■	■	■			9
Aerospace and defense		■	■							■		3
Operations and business strategy	■	■	■	■	■	■	■	■	■		■	10
Public company board experience	■	■				■	■	■	■	■	■	8
Relevant industry experience	■	■	■	■	■		■	■		■		8
10 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

DIRECTOR NOMINEES
Class II Directors (Terms Expiring in 2024)
CATHY D. ROSS	BETTY J. SAPP

■
Independent Director since 2017

■
Age 65

COMMITTEES
■Audit
■
Nominating and Corporate Governance

CAREER HIGHLIGHTS
Ms. Ross was Chief Financial Officer and Executive Vice President, FedEx Express from 2010 until her retirement in July 2014. Prior to that, Ms. Ross was Senior Vice President and Chief Financial Officer of FedEx Express from 2004 until 2010; and Vice President, Express Financial Planning from 1998 to 2004. In the past five years, she has also served on the board of Avon Products, Rye, New York.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
In the ten years she was Chief Financial Officer of FedEx Express, Ms. Ross was responsible for the company’s worldwide financial affairs, including financial planning, reporting and analysis, accounting and controls, global financial service centers, business technology, and long-range strategic planning. She was involved in all aspects of the business, including significant capital expenditures, major labor negotiations, network planning, operations performance, and business acquisitions and integration. She led restructuring programs for the company which captured significant savings and transformed the finance function’s systems, processes, and skill sets as CFO. She has extensive experience leading people and businesses with critical quality, service, and sustainability elements. Ms. Ross’ career with FedEx began in 1984 as a senior financial analyst and she held roles of increasing responsibility during her tenure at FedEx. She also taught leadership development courses for all levels of FedEx management and was in charge of network planning for the global FedEx customer service organization during points in her career. Prior to joining FedEx, Ms. Ross worked for Kimberly-Clark Corporation and a subsidiary of Proctor and Gamble in financial roles. She holds a master’s degree in business administration with concentration in finance from the University of Memphis and a bachelor’s degree in accounting from Christian Brothers University in Memphis. Ms. Ross’s executive leadership roles, experience with a large, complex, global organization and financial experience, as well as service on other public company boards make her well qualified to serve as a director.

■
Independent Director since 2019

■
Age 67

COMMITTEES
■
Finance

■
Human Resources

CAREER HIGHLIGHTS
Ms. Sapp joined the National Reconnaissance Office (NRO), a joint Department of Defense — Intelligence Community organization, in 1997 and was named the first woman to serve as director of the NRO in 2012. After serving as the 18th director of the NRO, Ms. Sapp retired in June 2019. Prior to working at the NRO, Ms. Sapp was Deputy Under Secretary of Defense for Portfolio, Programs and Resources in the Office of the Under Secretary of Defense for Intelligence. She also spent several years at the Central Intelligence Agency after (CIA) after spending the earlier part of her career as an officer of the United States Air Force. In the past five years, she has also served on the board of Perspecta Inc., a leading cybersecurity and defense company.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Ms. Sapp served in a variety of strategic leadership roles at the NRO and within the U.S. government. In 2009, Ms. Sapp was appointed the Principal Deputy Director of the NRO. She was then appointed Director of the NRO in 2012. At both the CIA and NRO, she obtained valuable experience in cybersecurity and related areas. Ms. Sapp also served in the United States Air Force for 17 years in various acquisition and financial management positions on space and satellite programs. Ms. Sapp holds a bachelor’s degree in biological sciences, magna cum laude, from the University of Missouri and a master’s degree in business administration from the University of Missouri- Columbia. Ms. Sapp is Level III certified in government acquisition and was certified as a defense financial manager. Ms. Sapp’s leadership experience and extensive government, cybersecurity and defense expertise make her well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ Steelcase, Inc.	OTHER CURRENT PUBLIC COMPANY BOARDS ■ None
BALL CORPORATION 2023 PROXY STATEMENT | 11

BOARD AND CORPORATE GOVERNANCE

STUART A. TAYLOR II

■
Independent Director since 1999

■Lead Independent Director since 2019
■
Age 62

COMMITTEES
■
Human Resources

■Nominating and Corporate Governance
CAREER HIGHLIGHTS
Mr. Taylor has been the Chief Executive Officer, The Taylor Group LLC, Chicago, Illinois, since June 2001; he was Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. In the past five years, he also served on the board of Essendant, Inc., Deerfield, Illinois.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Prior to starting his own private equity firm, Mr. Taylor spent 19 years in investment banking. The majority of that time was spent at Morgan Stanley in its Corporate Finance Department. In that capacity he executed a number of mergers and acquisitions and financings, including working with Ball in 1993 on the acquisition of Heekin Can Company. He also spent time at several other firms including Bear Stearns where he was a Senior Managing Director and Head of the Chicago office. In 2001, Mr. Taylor established The Taylor Group LLC, of which he is Chief Executive Officer, a successful investment company that primarily invests in small to mid-market businesses. Mr. Taylor has served on the Board of Directors of Ball since 1999, acted as our Presiding Director from 2004 to 2008 and was elected Lead Independent Director in 2019. Mr. Taylor’s extensive experience as an investment banker, entrepreneurial investor and public company board member make him well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ Hillenbrand Inc. ■ Wabash National
12 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

DIRECTORS CONTINUING IN OFFICE
Class III Directors (Terms Expiring in 2024)
JOHN A. BRYANT	MICHAEL J. CAVE

■
Independent Director since 2018

■
Age 57

COMMITTEES
■Audit
■
Nominating and Corporate Governance

CAREER HIGHLIGHTS
Mr. Bryant was an executive at Kellogg Company for 20 years and was its Chief Executive Officer from January 2011 to September 2017.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Mr. Bryant joined Kellogg Company in 1998 and held a variety of roles including Chief Financial Officer; President, North America; President, International; and Chief Operating Officer before becoming Chief Executive Officer in January 2011. He retired as Chairman of the Board in March 2018 and Chief Executive Officer in September 2017. When he served as Chairman and Chief Executive Officer of Kellogg, Mr. Bryant was heavily involved with industry associations and government agencies in the area of sustainability. In addition to his role on Ball’s Board, Bryant serves as a Board member of Macy’s Inc., Compass PLC and Coca-Cola Europacific Partners PLC. He has also served as a trustee of the W.K. Kellogg Foundation Trust, and on the Boards of Directors of Catalyst and The Consumer Goods Forum. Mr. Bryant has extensive knowledge and expertise in accounting and financial matters, branded consumer products and consumer dynamics, crisis management, international markets, people management, manufacturing and strategy, and strategic planning. Mr. Bryant currently serves on the audit committees of three other public companies, and our Board of Directors has determined that, given his extensive financial experience, such simultaneous service will not impair his ability to effectively serve on Ball’s audit committee. Mr. Bryant’s extensive experience as a senior executive at a leading U.S. based public company, including as its Chief Executive Officer for seven years, as well as his extensive service on public company boards, make him well qualified to serve as a director.

■
Independent Director since 2014

■
Age 62

COMMITTEES
■Audit
■Finance
CAREER HIGHLIGHTS
Mr. Cave was Senior Vice President, The Boeing Company, and President of Boeing Capital Corp. from 2010 to 2014, and served for many years in senior management positions at Boeing. In the past five years, he has also served on the boards of Esterline Technologies, Bellevue, Washington, and Aircastle Limited, Stamford, Connecticut.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Mr. Cave served for 31 years in various managerial capacities for The Boeing Company. Most recently, Mr. Cave served as Senior Vice President and President of Boeing Capital Corp., a subsidiary of The Boeing Company, from 2010 to 2014. In that role, Mr. Cave had ultimate responsibility for all ESG and sustainability initiatives. Prior to that, he served as Senior Vice President of Business Development and Strategy at The Boeing Company, as well as Vice President of Business Strategy & Marketing of Boeing Commercial Airplanes from 2006 until late 2009. Mr. Cave also served as Vice President & General Manager of Boeing’s Airplane Programs division and focused on the strategy, product development and business results associated with those products. From 2003 to 2006, Mr. Cave served as the Chief Financial Officer of Boeing’s Commercial Airplanes division and held various other senior positions prior to 2003. In addition to his accounting and financial expertise, Mr. Cave has broad experience in marketing and information systems. He also serves on the Board of Directors of Harley Davidson, Inc. In 2004, Mr. Cave was honored with the Award for Executive Excellence by the Hispanic Engineer National Achievement Awards Corporation. His extensive public company board and executive management experience and qualifications make him well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ Macy’s Inc. ■ Compass PLC ■ Coca-Cola Europacific Partners PLC	OTHER CURRENT PUBLIC COMPANY BOARDS ■ Harley-Davidson, Inc.
BALL CORPORATION 2023 PROXY STATEMENT | 13

BOARD AND CORPORATE GOVERNANCE

DANIEL W. FISHER	PEDRO HENRIQUE MARIANI

■
Director since 2021

■
Age 50

COMMITTEES
■
None

CAREER HIGHLIGHTS
Mr. Fisher has been Chief Executive Officer, Ball Corporation since April 2022; President, Ball Corporation since January 2021, Senior Vice President, Ball Corporation and Chief Operating Officer, Global Beverage Packaging 2016 to 2020; President, Beverage Packaging North and Central America 2014 to 2016; Senior Vice President, Finance and Planning, North America Metal Beverage 2013 to 2014; Vice President, Finance, North America Metal Beverage Packaging Division Americas 2010 to 2013.
Prior to joining Ball Corporation in 2010, Mr. Fisher held various leadership roles at Bradken Corporation, Danaher Corporation and Emerson Electric. At Bradken Corporation, Mr. Fisher was the Finance lead for the North American division of the Australian publicly traded foundry business. In that role, he managed the procurement, IT, Finance, Accounting and Treasury functions for a $400 million operating unit. At Ball, Mr. Fisher initially led the finance team for the North American beverage business. He then served as Senior Vice President, Finance and Planning, North America Metal Beverage and then as President, North America, Beverage Packaging before becoming Senior Vice President and Chief Operating Officer of our global beverage packaging division. From December 2016 to December 2020, Ball’s global aluminum beverage can shipments increased from 82 billion to 105 billion units and our global beverage packaging business achieved significant growth in revenues and operating earnings. Mr. Fisher is actively involved in all sustainability and ESG matters which are closely tied to Ball's overarching strategy.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Mr. Fisher holds a master’s degree in business administration from the University of Colorado, Denver and a bachelor’s degree from Washington University. Mr. Fisher’s extensive leadership roles, financial expertise and business experience make him well qualified to serve as a director.

■
Director since 2017 / Independent Director since 2020

■
Age 69

COMMITTEES
■
Finance

■
Nominating and Corporate Governance

CAREER HIGHLIGHTS
Mr. Mariani joined BBM Group in 1981 and was elected to the executive committee of Banco BBM in 1983. He was appointed its Chief Executive Officer in 1991. Currently, he is the Chief Executive Officer and Board member at Banco Bocom BBM, where he also serves on the board's sustainability committee. Mr. Mariani was President of ANBID (Brazilian Association of Investment Banks) between 1996 and 2000, and was a member of the Brazilian Financial System Council from 1988 to 1996. From 1995 to 2015, Mr. Mariani was an ex officio member of the Board of Directors of Latapack Ball Embalagens Limitada, which was a joint venture between Ball Corporation and its Brazilian partners that owned and operated a successful beverage can business in Brazil with annual revenues in excess of $590 million in 2015, the year in which Ball acquired the equity interests of its partners. Mr. Mariani and his family have also held interests in packaging and agribusinesses in Brazil for many years.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Mr. Mariani holds a bachelor’s degree in economics from Pontifícia Universidade Católica do Rio de Janeiro—PUC/RJ, Brazil, with specialization in Econometrics and Operational Research. Mr. Mariani’s professional background, packaging industry expertise, banking experience, as well as his extensive financial acumen and knowledge of South America make him well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ None	OTHER CURRENT PUBLIC COMPANY BOARDS ■ None
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BOARD AND CORPORATE GOVERNANCE

DIRECTORS CONTINUING IN OFFICE
Class I Directors (Terms Expiring in 2025)
DUNE E. IVES	GEORGIA R. NELSON

■
Independent Director since 2021

■
Age 51

COMMITTEES
■
Finance

■
Nominating and Corporate Governance

CAREER HIGHLIGHTS
Dr. Ives has been the Chief Executive Officer of Movements That Matter, LLC, a strategic advisory firm dedicated to building resilience in the face of increasingly disruptive and unpredictable environments, since November, 2022. Ms. Ives was previously the Chief Executive Officer of global changemaker Lonely Whale, an award-winning non-profit working to ensure a healthy planet, from 2016 to 2022. Prior to joining Lonely Whale, Ms. Ives served on the executive team for Vulcan, Inc. where she designed and led Paul G. Allen’s Vulcan Philanthropy addressing climate change, species protection, ocean health and leading Mr. Allen’s $100 million commitment to stop the spread of the Ebola Virus. Ms. Ives is a co-founder of the Green Sports Alliance where she serves as a board member. Ms. Ives also served as an adjunct professor for Presidio Graduate School where she developed and taught a ten-week course on climate change business strategies.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Ms. Ives is an experienced leader and trusted advisor in the fields of corporate sustainability and global philanthropy. Ms. Ives brings more than 25 years of expertise at the intersection between conservation and shareholder value. Ms. Ives holds a doctorate in psychology from Utah State University, and is a National Association of Corporate Directors ("NACD") Certified Director. Her leadership and advocacy in driving global, mission-focused behavioral change strategies and programs along with her expertise in sustainability and environmental business issues across industries provides strong synergies with Ball Corporation's corporate purpose and make her well qualified to serve as a director.

■
Independent Director since 2006

■
Age 73

COMMITTEES
■Human Resources
■
Nominating and Corporate Governance

CAREER HIGHLIGHTS
Ms. Nelson was President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, from 2005 to 2019; was President, Midwest Generation EME, LLC, Chicago, Illinois, April 1999 to June 2005; and was General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Ms. Nelson enjoyed a successful career in the energy industry, serving as a senior executive for several U.S. and international energy companies, including as President of Midwest Generation EME, LLC from April 1999 to June 2005 and General Manager of Edison Mission from January 2002 to June 2005. While at Edison Mission Energy Americas, Ms. Nelson had global responsibility for sustainability matters including water, energy efficiency and emissions. She has extensive international experience on four continents leading plant operations, human resources and environmental policy. Ms. Nelson lectures on business and corporate governance matters including at Northwestern University’s Kellogg Graduate School of Management, and serves on the advisory committee of the Center for Executive Women at Northwestern. Ms. Nelson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and serves on NACD's Risk Advisory Committee and Human Resources Advisory Committee. Ms. Nelson has served on more than ten boards, including as Chair of their Risk, Technology, Nominating & Governance and Human Resources Committees. Ms. Nelson’s leadership roles in global businesses, as well as her service on other public company boards, make her well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ None	OTHER CURRENT PUBLIC COMPANY BOARDS ■ Cummins Inc. ■ Sims Metal Management Ltd. ■ Custom Truck One Source
BALL CORPORATION 2023 PROXY STATEMENT | 15

BOARD AND CORPORATE GOVERNANCE

CYNTHIA A. NIEKAMP	TODD A. PENEGOR

■
Independent Director since 2016

■
Age 63

COMMITTEES
■
Finance

■
Human Resources

CAREER HIGHLIGHTS
Ms. Niekamp is a former senior executive of PPG Industries, Inc., having served from 2009 to 2016 as Senior Vice President of Automotive Coatings. Prior to that, she was President and General Manager of TorqTransfer Systems at BorgWarner Inc.; Senior Vice President and Chief Financial Officer at MeadWestvaco Corporation (now WestRock Company); and held various leadership roles at TRW, Inc. and General Motors Company.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Ms. Niekamp joined PPG in 2009 as vice president of automotive coatings and was promoted to senior vice president in 2010. She had responsibility for a multi-billion revenue business with operations across 15 countries and more than 6,000 employees. She also served as a member of the PPG operating committee until her retirement in 2016. While at PPG, Ms. Niekamp charted and implemented a strategy to improve the financial performance of the business unit and to double its revenues. Previously, Ms. Niekamp served as president and general manager of BorgWarner’s TorqTransfer Systems division, a supplier of four-wheel drive systems to major automakers. In addition, Ms. Niekamp served in various executive roles for MeadWestvaco Corporation, including vice president, corporate strategy and specialty operations and chief financial officer, and has previously served on four other publicly traded company boards. Ms. Niekamp has extensive experience leading businesses with critical sustainability characteristics including relating to producing products that reduce emissions, focusing on manufacturing footprint improvements and reduction of water usage. She is founder and co-chair of the Detroit Chapter of Women Corporate Directors. She has an BS in Industrial Engineering from Purdue University and an MBA from Harvard Business School. Ms. Niekamp’s extensive global executive leadership and public company board experience make her well qualified to serve as a director.

■
Independent Director since 2019

■
Age 57

COMMITTEES
■Audit
■
Human Resources

CAREER HIGHLIGHTS
Mr. Penegor joined The Wendy’s Company as Senior Vice President and Chief Financial Officer in 2013. He was named President and Chief Executive Officer in 2016, and is actively involved in all sustainability and ESG matters and reporting. Prior to joining Wendy’s, Mr. Penegor held a series of key leadership roles at Kellogg Company and Ford Motor Company.
SPECIFIC QUALIFICATIONS, ATTRIBUTES, SKILLS AND EXPERIENCE
Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries. He joined The Wendy’s Company in 2013 as Senior Vice President and Chief Financial Officer. He was promoted to Executive Vice President, Chief Financial Officer and International in 2014 and then became President and Chief Financial Officer in 2016. Later that year, he was promoted to President and Chief Executive Officer. Prior to joining The Wendy’s Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions. Mr. Penegor also worked for 12 years at Ford Motor Company in various positions, including in strategy, mergers and acquisitions, the controller’s office and treasury. In addition to his role on the board at Ball, Mr. Penegor also serves as a board member of The Wendy’s Company and as President on Michigan State University’s Eli Broad College of Business Advisory Board. He also serves on the board of trustees of the Dave Thomas Foundation for adoption. Mr. Penegor holds a Bachelor of Science degree in accounting and a Master of Business Administration in finance from Michigan State University. Mr. Penegor’s extensive experience as a senior executive at leading U.S. based public companies, including as the current Chief Executive Officer of The Wendy’s Company, make him well qualified to serve as a director.

OTHER CURRENT PUBLIC COMPANY BOARDS ■ None	OTHER CURRENT PUBLIC COMPANY BOARDS ■ The Wendy’s Company
16 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board believes that ensuring independent and strong leadership is key to building long-term shareholder value.
In March, 2023, the Board elected Mr. Daniel W. Fisher as Chairman effective April 26, 2023. Mr. Fisher has been a director since 2021 and CEO since April 27, 2022. John A. Hayes, Ball’s predecessor CEO, has served as Chairman of the Board since 2013. Mr. Fisher and Mr. Hayes have worked closely together for many years, and their continued collaboration over the past year has resulted in a smooth change in senior management. The decision to split the positions of Chairman and CEO in April 2022 was part of an orderly succession plan by which Mr. Fisher transitioned into the CEO role. Mr. Fisher will assume the position of Chairman after more than 12 years with Ball, most recently serving as President and CEO and a member of the Board. Mr. Fisher is the director with the most direct oversight and direction of our businesses and industries and is therefore best able to identify the strategic and operational priorities to be discussed by the Board.
We recognize that different board leadership structures may be appropriate for different companies and at different times. We believe our current leadership structure provides the most effective form of leadership for our organization at this time.
Stuart Taylor has served as Lead Independent Director since he was elected to that position by Ball’s independent directors in April 2019. As Lead Independent Director, Mr. Taylor’s responsibilities include:
■
coordinating the activities of the independent directors, including calling meetings of the independent directors and facilitating the CEO succession process;

■
coordinating with the CEO and corporate secretary to set the agenda for Board meetings;

■
chairing executive sessions of the independent directors;

■
providing feedback and perspective to the CEO from the independent directors;

■
helping facilitate communication between the CEO and the independent directors;

■
presiding at Board meetings where the Chairman is not present;

■
being available for consultation and communication with major shareholders; and

■
performing other duties assigned from time to time by the Board.

DIRECTOR INDEPENDENCE

The Board has adopted a director independence policy that is consistent with the director independence requirements in the NYSE Listing Standards. Our Corporate Governance Guidelines provide that a majority of the Board must be independent. Based upon the NYSE director independence standards, since October 2020, each of the members of the Board was and currently is independent with the exception of Messrs. Hayes and Fisher.

BALANCED BOARD COMPOSITION

Board Refreshment
We believe our current Board of Directors benefits from a combination of recently added directors with fresh perspectives and longer-serving directors with extensive experience and a deep understanding of our business. Over the past several years, a number of directors have retired, bringing opportunities to enhance the composition of our Board.
The Board has worked diligently to implement a director succession plan. As part of this transformational journey, our Board planned for the known director retirements by carefully designing and executing searches to replace departing directors with directors who possess comparable and value-added skill sets. The composition of the Board has been refreshed with an eye toward financial, organizational, and industry expertise; diversity; balance of tenure; and other important factors, including sustainability. Key highlights of our Board refresh journey include:
■
5 of 11 directors have joined the Board in the past 5 years;

■
our current Board reflects increased diversity with strong experience;

BALL CORPORATION 2023 PROXY STATEMENT | 17

BOARD AND CORPORATE GOVERNANCE

■
the Board elected Mr. Taylor as Lead Independent Director in April 2019;

■
the average age of our directors is 61 years; and

■
the average tenure of our directors is 7 years.

The current Board is well balanced, with a mix of long- standing and newer directors.

Diversity
In considering candidates for Board positions, our Nominating and Corporate Governance Committee consistently applies the principles of diversity and inclusion. Our directors’ differing viewpoints, experience and skill sets have contributed to a talented and capable Board that reflects Ball’s overall diversity. The Committee will continue to identify opportunities to improve the skills, qualifications, independence, diversity, tenure and refreshment of our Board when considering candidates in the future. In addition to seeking characteristics such as business and professional experience, education and skills, the Committee’s robust review process considers a variety of other factors, including race, gender and national origin.
How We Select Nominees
Our Nominating and Corporate Governance Committee works with a globally recognized consulting firm to identify potential Board candidates. Working with a set of specifically designed guidelines and a matrix of characteristics, including characteristics of diversity, the firm is able to comprehensively assess whether particular candidates are appropriate for Ball. After a thorough review process by our consultant against our desired criteria, the pool of qualified candidates is presented to the Committee. Candidates may also be submitted by current directors, by management, or (as described below) by shareholders. Selected candidates are further assessed and interviewed by the Committee and by other Board members, considering the values and needs of the organization.
The Committee seeks candidates who meet, at a minimum, the following criteria:
■
have sufficient time to attend or otherwise be present at Board, relevant Board committee, and shareholders meetings;

■
will subscribe to Ball Corporation’s Corporate Governance Guidelines and the Executive Officers and Directors Business Ethics Statement;

■
demonstrate credentials and experience in a broad range of corporate matters;

■
have experience, qualifications, attributes and skills that would complement the experience already represented on the Board;

■
are not affiliated with special interest groups that represent causes or constituents that are inconsistent with the purpose or objectives of the company; and

■
meet the criteria, if any, for being a director as set forth in the Indiana Business Corporation Law and Ball’s Articles of Incorporation and Bylaws.

18 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

Where needed, our recruiting practices ensure that candidates meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise, or audit committee financial expert status.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders no later than November 13, 2023. These candidates are evaluated based on the same criteria as those recommended by our consultant. Any recommendation from a shareholder should be in writing and addressed to:
The Chair, Nominating and Corporate Governance Committee Ball Corporation c/o Corporate Secretary 9200 W. 108th Circle Westminster, Colorado 80021
The Nominating and Corporate Governance Committee did not receive any shareholder recommendations for candidates to be presented for election at the forthcoming Annual Meeting.
BALL CORPORATION 2023 PROXY STATEMENT | 19

BOARD AND CORPORATE GOVERNANCE

RISK OVERSIGHT

Our Board of Directors is responsible for overseeing the risk management function and enterprise risk management, including cybersecurity. Additionally, each Board committee considers the specific risks within its area of responsibility. In particular, the Audit Committee has primary responsibility for overseeing key aspects of financial and legal risk management, and the Nominating and Corporate Governance Committee has primary responsibility for overseeing sustainability matters, including environmental, social and governance risks.
Our long-standing comprehensive Enterprise Risk Management process, which ensures ongoing attention to various potential risk areas, is supervised by our Executive Vice President and Chief Financial Officer and is periodically reported to our Board for its oversight. Key corporate and divisional risks are systematically identified and assessed on a regular basis. Also, our Internal Audit Department has, for many years, analyzed various areas of risk to our business and provides risk assessment and analysis to our Audit Committee.
The Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers and employees. Ball has a dedicated, globally distributed information security team that is responsible for leading information security strategy, standards and processes. The internal team partners closely with a strong network of external partners, including conducting periodic external audits, and is giving particular focus on potential increased cyber threats from Russia and neighboring countries in light of current geopolitical events. Ball also maintains cybersecurity insurance for significant portions of the business. The Audit Committee receives reports at least annually from the head of the information security team as relates to any cyber risks and threats, projects to strengthen our information security systems and the emerging threat landscape. Both the head of information security and the Audit Committee update the full Board on these matters regularly.
We believe our directors provide effective oversight of risk management through the Board’s regular dialogue with management, the Enterprise Risk Management process, annual Board and Committee self-evaluations, and assessments of specific risks within each Board committee area of responsibility. In addition, the Board maintains effective independent oversight of Ball’s management and business generally through a number of governance practices, including open and direct communication with management, input on meeting agendas, annual performance evaluations, and regular executive sessions.
BOARD AND COMMITTEE SELF-EVALUATIONS

The Board annually conducts a robust self-evaluation process to assess the effectiveness of the Board and its committees and to make recommendations regarding its organization and operation. The CEO and Chairman Elect conducts one-on-one meetings with each director to discuss the evaluations and any other matters raised by the directors. The evaluation process is reviewed every year to ensure it remains relevant and effective.
DIRECTOR TRAINING

The Board is focused on onboarding of new directors, Board education, and team building to preserve the Board’s cohesive, professional and collaborative environment. All new directors receive orientation training soon after being elected to the Board. Continuing education programs are made available to directors including internal presentations, third-party presentations and external programs. In 2022, three directors attended external director training on topics including cybersecurity, corporate governance, board oversight, and the new pay versus performance disclosure rules.
20 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

BOARD MEETINGS

The Board meets regularly at least four times per year. The directors are expected to attend all meetings of the Board, relevant committee meetings, and the Annual Meeting of Shareholders. The Board held six meetings during 2022. Every director attended 100% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served. All directors on the Board attended the 2022 Annual Meeting.
Nonmanagement directors meet as a separate group at each regularly scheduled Board of Directors meeting. Independent directors meet in executive session at least annually. Such meetings, chaired by the Lead Independent Director, promote open discussion by nonmanagement and independent directors, enabling them to serve as a check on management.
Shareholder Engagement
Every year we engage our institutional investors to discuss Ball’s business performance, governance, pay practices, and ESG priorities. During our 2022 engagements, management, and shareholders discussed a number of topics, including Ball’s pay practices, long-term use of EVA®, board composition, employee engagement, progress on our 2030 sustainability goals and diversity and inclusion initiatives. Shareholder feedback on all of these matters was generally positive.
Retirement Policy
Ball has a mandatory retirement age for all Board members, in part to ensure the Board benefits from a balanced mix of perspectives. Candidates will not be nominated, and existing directors may not seek re-election, after they reach the age of 75.
CONTACTING OUR BOARD
Shareholders or others can send written communications to the Board, to individual directors, to Board committees, or to the Chairman of the Board. All such communications should be sent in care of the Corporate Secretary at the company's principal executive offices as shown below:
Ball Corporation Attention: Corporate Secretary 9200 W. 108th Circle Westminster, Colorado 80021
Ball has established additional means for interested parties to send communications to the Board and selected committees, which are described on our website at www.ball.com/investors under “Corporate Governance.”
Shareholder proposals for inclusion in our proxy materials must be communicated as described below under “Voting and Meeting information — Shareholder Proposals for 2024 Annual Meeting.”
BALL CORPORATION 2023 PROXY STATEMENT | 21

BOARD AND CORPORATE GOVERNANCE

BOARD AND COMMITTEE MEMBERSHIP

BOARD COMMITTEES
The Board has four standing committees, as shown below. All of the directors serving on the Board’s committees are independent. Each committee operates under a written charter that is available on our website at www.ball.com/investors under “Corporate Governance.”
COMMITTEES
Director	Independent	Director Class	Audit	Finance	Human Resources	Nominating and Corporate Governance
John A. Bryant	Yes	III
Michael J. Cave	Yes	III
Daniel W. Fisher		III
Dune E. Ives	Yes	I
Pedro Henrique Mariani	Yes	III
Georgia R. Nelson	Yes	I
Cynthia A. Niekamp	Yes	I
Todd A. Penegor	Yes	I
Cathy D. Ross	Yes	II
Betty J. Sapp	Yes	II
Stuart A. Taylor II	Yes	II
Meetings in 2022	Board:	6	5	4	5	4
22 | WWW.BALL.COM/INVESTORS

BOARD AND CORPORATE GOVERNANCE

AUDIT COMMITTEE

MEMBERS
■Cathy D. Ross
■
John A. Bryant

■
Michael J. Cave

■
Todd A. Penegor

MEETINGS IN FISCAL 2022
The Board has determined that each member of the Audit Committee is financially literate as required by the NYSE Listing Standards, has accounting or financial management expertise and is an audit committee financial expert as that term is defined in SEC regulations.

AUDIT COMMITTEE REPORT
►
The Report of the Audit Committee appears on page 70 of this Proxy Statement.

PRIMARY RESPONSBILITIES
The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management’s conduct and the integrity of Ball’s public financial reporting process, including the oversight of:
■
accounting policies;

■
the system of internal accounting controls over financial reporting;

■
disclosure controls and procedures;

■
the performance of PricewaterhouseCoopers LLP as Ball’s independent registered public accounting firm (the “independent auditor”);

■
the Internal Audit Department; and

■
legal and regulatory compliance.

The Audit Committee is also responsible for:
■
engaging and evaluating Ball’s independent auditor and its lead engagement partner, including the qualifications and independence of both;

■
resolving any differences between management and the independent auditor regarding financial reporting;

■
reviewing and preapproving all audit and non-audit fees and services provided by the independent auditor; and

■
establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

FINANCE COMMITTEE

MEMBERS
■Michael J. Cave
■
Dune E. Ives

■
Cynthia A. Niekamp

■
Pedro Henrique Mariani

■
Betty J. Sapp

MEETINGS IN FISCAL 2022
PRIMARY RESPONSBILITIES
The primary purpose of the Finance Committee is to assist the Board in fulfilling its responsibility to oversee:
■
Ball’s financing and related risk management activities;

■
the status of Ball’s retirement plans and insurance policies;

■
Ball’s policies relating to interest rates, commodity hedging and currency hedging; and

■
the hiring of experts, as deemed appropriate to advise the Committee in the performance of its duties.

BALL CORPORATION 2023 PROXY STATEMENT | 23

BOARD AND CORPORATE GOVERNANCE

HUMAN RESOURCES COMMITTEE

MEMBERS
■Georgia R. Nelson
■
Cynthia A. Niekamp

■
Todd A. Penegor

■
Betty J. Sapp

■
Stuart A. Taylor II

MEETINGS IN FISCAL 2022
HUMAN RESOURCES COMMITTEE REPORT
►
The Report of the Human Resources Committee appears on page 47 of this Proxy Statement.

PRIMARY RESPONSIBILITIES
The primary purpose of the Human Resources Committee is to assist the Board with input from executive management in fulfilling its responsibilities related to:
■
evaluating and determining the compensation of the CEO and overseeing and approving the compensation of the other executive officers;

■
approving Ball’s stock and cash incentive compensation programs including awards to executive officers and the number of shares to be optioned and/or granted from time to time to Ball employees;

■
approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans;

■
discussing Ball’s performance evaluation system and succession planning system, including discussions with the CEO about the succession plan for the CEO;

■
hiring experts, including executive compensation consultants, as deemed appropriate to advise the HR Committee;

■
assessing compensation-related risks; and

■
authorizing the administration of compensation programs and the filing of required reports with federal, state and local governmental agencies.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEMBERS
■Stuart A. Taylor
■
John A. Bryant

■
Dune E. Ives

■
Pedro Henrique Mariani

■
Georgia R. Nelson

■
Cathy D. Ross

MEETINGS IN FISCAL 2022
PRIMARY RESPONSIBILITIES
The primary purpose of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibility to:
■
identify qualified individuals to become Board members;

■
recommend to the Board the selection of Board nominees for the next Annual Meeting of Shareholders;

■
address the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices;

■
oversee the evaluation of the Board and its committees; and

■
review and assess Ball’s sustainability activities and performance, including environmental, social and corporate governance risk.

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BOARD AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES
The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the NYSE Listed Company Manual. The Corporate Governance Guidelines are available on our website at www.ball.com/investors under “Corporate Governance.” A copy of the guidelines may also be obtained upon request from Ball’s Corporate Secretary.
POLICIES ON BUSINESS ETHICS AND CONDUCT
Our long-standing Corporate Compliance Committee, which is chaired by a designated Compliance Officer, includes a representative for each operating division. The Corporate Compliance Committee provides quarterly reports to management and to the Audit Committee. The Corporate Compliance Committee also monitors compliance with the Business Ethics Code of Conduct and regularly reviews and updates the Code. The Business Ethics Code of Conduct is available on our website at www.ball.com/investors under “Corporate Governance.”
The Board has adopted a business ethics statement, the Ball Corporation Executive Officers and Directors Business Ethics Statement, that is designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and our policies. The Business Ethics Code of Conduct and the Executive Officers and Directors Business Ethics Statement are available on our website at www.ball.com/investors under “Corporate Governance.” Copies may also be obtained upon request from Ball’s Corporate Secretary.
BALL CORPORATION 2023 PROXY STATEMENT | 25

BOARD AND CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

The table set forth below summarizes the 2022 compensation paid to each of our nonmanagement directors. The elements of the nonmanagement director compensation program are evaluated and determined by the Nominating and Corporate Governance Committee, which takes into account market data provided by the independent external consultant. There were no changes or new programs offered year-on-year. Consistent with 2021, the 2022 director compensation program consisted of:
Annual Compensation ($)
Fixed cash retainer	$90,000
Target incentive cash retainer*	$15,000
Restricted Stock Unit (RSU) award	$155,000
Audit Committee Chair additional cash retainer	$20,000
Human Resources Committee Chair additional cash retainer	$20,000
Finance Committee Chair additional cash retainer	$15,000
Nominating and Corporate Governance Committee Chair additional cash retainer	$15,000
Lead Independent Director additional cash retainer	$30,000
Special meeting or assignment fee (per meeting or assignment)	$750

*
The annual incentive retainer is subject to our performance under the same performance measures as the Annual EVA® Incentive Compensation Plan, which is based on EVA® principles. The actual amount paid may range from $0 to $30,000.

Newly elected directors are each awarded a one-time grant of RSUs valued at $150,000 upon joining the Board. Nonmanagement directors may be able to defer certain portions of their compensation as detailed in the “Non-Qualified Deferred Compensation” section.
The Director Compensation Table sets out the compensation earned for 2022, with any other compensation payments noted. As was disclosed in last year’s proxy, nonmanagement directors were granted award opportunities under our Deposit Share Program (“DSP”) in 2021. The DSP is a program in existence for many years, offered from time to time (the most recently concluded program was completed in 2018), to further incentivize increased stock ownership, particularly given that a majority of nonmanagement directors had fewer than 5 years tenure on our Board when the 2021 program was initiated. Under the DSP, for every common share a participant newly and voluntarily acquires (during the specified acquisition period) and subsequently holds (for the minimum holding period as described below), the participant receives one matching RSU, with a maximum matching opportunity for each nonmanagement director of 3,000 shares. The new shares may be acquired in the open market, or through deferral into the 2017 Deferred Compensation Company Stock Plan for Directors. For sake of clarity, this matching program is only available to a participant who voluntarily and newly acquires additional shares of common stock. As part of the 2021 offering, nonmanagement directors have until June 2023 to acquire new shares and submit for their match. As disclosed last year, five nonmanagement directors completed their purchase of new shares and received their entire match opportunity in 2021. As of the end of 2022, five nonmanagement directors had not completed their purchase and they have until June 2, 2023, to receive their match opportunity. Should they not do so, the opportunity will end June 2, 2023, and no further matching will be provided under this DSP offer. With this offering, matching stock awards made during the DSP acquisition period may result in higher-than-normal director compensation. It is not anticipated that a DSP will be offered again in the near future and director compensation should return to market-aligned compensation beyond 2023. Details for each nonmanagement director are outlined in the footnotes to the Director Compensation Table.
Matching RSUs granted pursuant to the DSP are made on the 15th day of the last month of a calendar quarter after a participant submits adequate documentation detailing the acquisition of the newly-acquired shares. These RSUs vest on one of two schedules. For a participant who has not met applicable stock ownership guidelines (a value equal to 5x the annual cash retainer), matching RSUs will cliff vest four years from the grant date as long as the participant continues to hold the associated newly-acquired shares during that entire four year period. If the participant meets their applicable stock ownership guideline by the second anniversary of the grant date and maintains those ownership guidelines on each subsequent anniversary throughout, the matching RSUs will vest at the rate of 30% at the end of the second and third years and 40% at the end of the fourth year.
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BOARD AND CORPORATE GOVERNANCE

DIRECTOR COMPENSATION TABLE
Name & Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John A. Bryant	$90,000	$155,053	$—	$1,650	$—	$—	$246,703
Michael J. Cave	$105,000	$155,053	$—	$1,650	$—	$—	$261,703
Daniel J. Heinrich	$29,176	$—	$—	$393	$—	$20,000	$49,569
Dune Ives	$90,000	$155,053	$—	$1,650	$—	$—	$246,703
Pedro H. Mariani	$90,000	$155,053	$—	$1,650	$—	$—	$246,703
Georgia R. Nelson	$110,000	$155,053	$—	$1,650	$—	$5,000	$271,703
Cynthia A. Niekamp	$90,000	$155,053	$—	$1,650	$—	$5,000	$251,703
Todd A. Penegor	$90,000	$155,053	$—	$1,650	$—	$5,000	$251,703
Cathy D. Ross	$110,000	$226,588	$—	$1,650	$—	$25,000	$363,238
Betty Sapp	$90,000	$344,718	$—	$1,650	$—	$4,230	$440,598
Stuart A. Taylor II	$135,000	$155,053	$—	$1,650	$5,389	$13,604	$310,697

(1)
Values represent fees for annual fixed retainer, committee chair retainer and Lead Independent Director retainer paid under the nonmanagement director compensation program. Ms. Ross deferred $100,000 of her payment of the cash fees to the 2017 Deferred Compensation Company Stock Plan for Directors. Mr. Heinrich received a pro-rated payout of his annual fixed retainer due to retiring from the Board on 4/27/2022.

(2)
Reflects the fair value of RSU awards granted to nonmanagement directors in 2022, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“Topic 718”). All continuing nonmanagement directors received an annual award of 1,914 RSUs, using the closing price of Ball’s common stock April 27, 2022, at $81.01 per unit, resulting in a total award value of $155,053 for each director. Some nonmanagement directors also received grants under the Deposit Share Program. Ms. Sapp received a DSP award of 2,862 RSUs, using the closing price of the Corporation’s common stock on June 15, 2022, at $66.27 per unit, resulting in a total award value of $189,665. Ms. Ross received a DSP award of 1,385 RSUs, using the closing price of the Corporation’s common stock on December 15, 2022, at $51.65 per unit, resulting in a total award value of $71,535.

(3)
Values represent the annual incentive retainer achieved for 2022, which was paid in February 2023, based on a performance factor of 11% applied to the $15,000 target for all nonmanagement directors. Mr. Heinrich received a pro-rated portion of his annual incentive retainer due to retiring from the Board on 4/27/22.

(4)
Represents the amount of above-market interest earned under Ball’s Deferred Compensation Plans, described in the “Non-Qualified Deferred Compensation” section.

(5)
Values represent the 20% Company match, up to a maximum of $20,000, available under the 2005 Deferred Compensation Company Stock Plan and 2017 Deferred Compensation Company Stock Plan for Directors as described in the “Non-Qualified Deferred Compensation” section for Mr. Heinrich, Ms. Ross and Ms. Sapp. Specific deferrals may result in Company match to both plans, up to the $20,000 annual maximum, per plan. Values also represent Company matching charitable donations under the Matching Gifts Program for Directors for Ms. Nelson, Ms. Niekamp, and Ms. Ross. Value for Mr. Taylor represents the incremental cost of the personal use of our corporate aircraft for one personal trip and personal guests accompanying him on two separate business trips.

Name	Aggregate Number of Outstanding Stock Awards as of December 31, 2022
John A. Bryant	14,970
Michael J. Cave	37,054
Dune E. Ives	3,597
Pedro H. Mariani	65,542
Georgia R. Nelson	98,214
Cynthia A. Niekamp	30,858
Todd A. Penegor	11,007
Cathy D. Ross	17,175
Betty J. Sapp	10,929
Stuart A. Taylor II	180,570
BALL CORPORATION 2023 PROXY STATEMENT | 27

BOARD AND CORPORATE GOVERNANCE

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

All nonmanagement directors are in compliance with our stock ownership guidelines. Each director is required to own Ball common stock valued at five times the amount of their annual cash retainer and has five years from the date of their election to meet this requirement. Ms. Ives, who joined the Board in October 2021, is in the process of attaining the required shares within the prescribed timeframe.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have adopted a policy requiring our executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between us and “related persons,” as defined in the applicable SEC and NYSE rules. To facilitate compliance with the related persons policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with Ball undertaken or contemplated by such officer or director, by any beneficial owner of 5% or more of Ball’s voting securities or by any immediate family member. The Chairman of the Board will refer any such transaction to the General Counsel for review and recommendation. Then the matter will be brought before the Nominating and Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is part of the Executive Officers and Directors Business Ethics Statement. The written form of the policy can be found at www.ball.com/investors under “Corporate Governance.” Any contractual or other relationships between Ball and other companies on whose boards our directors serve are arm’s length. Trista L. Fisher, vice president, global business services, is the spouse of Daniel W. Fisher and in 2022 she earned approximately $585,000 in total compensation from Ball, inclusive of base salary, annual bonus payment and value of granted annual equity and incentive awards.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

CD&A TABLE OF CONTENTS
29	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
30	Executive Summary
30	Ball is Committed to Shareholder-Oriented Corporate Governance
31	Our Compensation Philosophy
31	Ball’s Business Strategy Remained Focused on EVA® in 2022
32	Ball’s EVA®-Disciplined Approach Focuses on Delivery for Shareholders
34	NEO Compensation Has A Strong and Direct Pay-for- Performance Linkage
35	Elements of Executive Compensation
36	Role of the Human Resources Committee and Executive Compensation Consultant
36	Market Reference Points and Peer Groups
38	Process for Determining Executive Compensation
39	Specifics Related to 2022 Executive Compensation
44	OTHER AWARDS
46	Other Executive Compensation Policies and Guidelines
47	REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
48	COMPENSATION TABLES AND NARRATIVE
48	Summary Compensation Table
50	Grants of Plan-Based Awards Table
52	Outstanding Equity Awards Table
53	Option Exercises and Stock Vested Table
54	Non-Qualified Deferred Compensation Plans Table
55	Pension Benefits Table
57	Other Potential Post-Employment Benefits
64	CEO Pay Ratio
64	Pay Versus Performance
66	Equity Compensation Plan Information

BALL CORPORATION 2023 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
This Compensation Discussion and Analysis (“CD&A”) describes Ball Corporation’s business strategy and the alignment between our business strategy, shareholder interests, and our pay-for-performance executive compensation programs. We also discuss the specific compensation paid or awarded in 2022 to our named executive officers (“NEOs”).
NEO	Age	Title	Years at Ball	Years in Position
John A. Hayes	57	Chairman (former CEO)*	23	11 (CEO), 8 (Chairman & CEO), 1 (Chairman)
Daniel W. Fisher	50	Chairman Elect & CEO*	12	2 (President), 1 (President & CEO)
Scott C. Morrison	60	Executive Vice President and Chief Financial Officer	22	12
Stacey J. Valy Panayiotou	50	Senior Vice President and Chief Human Resources Officer	1*	1
Ronald J. Lewis	56	Senior Vice President and Chief Operating Officer Global Beverage Packaging	3*	2
Charles E. Baker	65	Vice President, General Counsel and Corporate Secretary	29	18 (General Counsel), 11 (Corporate Secretary)

*
Mr. Hayes transitioned solely to Chairman of the Board effective April 27, 2022.

*
Mr. Fisher transitioned to the company’s President & CEO effective April 27, 2022.

*
Prior to Ball Corporation, Mr. Lewis held the position of Chief Supply Chain Officer with Coca-Cola Europacific Partners from 2016 to 2019.

*
Prior to Ball Corporation, Ms. Valy Panayiotou held the position of Executive Vice President Human Resources with Graphic Packaging International from 2019 to 2021.

Ball Is Committed to Shareholder-Oriented Corporate Governance
Ball Corporation’s governance process ensures that our executive compensation program is maintained and updated to continually reflect excellence in pay-for-performance alignment. We follow a number of practices and policies to promote the continuous improvement and accountability of our executive compensation program.
COMPENSATION BEST PRACTICES

■ Decisions are made by the HR Committee of the Board of Directors, which is composed entirely of independent directors;
■ An independent executive compensation consultant is engaged by and reports directly to the HR Committee;
■ The HR Committee reviews total compensation using tally sheets;
■ Compensation levels and incentive design practices are benchmarked against industry peers;
■ Dividend equivalents for stock awards that accrue during the vesting or performance period are paid only if the associated vesting terms or performance measures are achieved;
■ Nominal perquisites are not grossed-up for taxes;
■ We regularly assess the relationship between risk and our compensation programs;
■ Our executives are subject to rigorous stock ownership guidelines;
■ Our executives are prohibited from hedging or pledging their Ball Corporation stock;

■
Cash incentive and stock compensation for corporate executives at vice president level or above is subject to a shareholder- approved recoupment or “clawback” provision that may apply in the case of fraud or intentional misconduct; and

■
Change-in-control agreements have multiples that do not exceed two times pay and require a termination of employment following a change in control (“double trigger”) before severance benefits are due. Excise tax gross-ups have been eliminated for any change-in-control agreements entered into after January 1, 2010.

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EXECUTIVE COMPENSATION

The HR Committee is confident that our executive compensation program, our management-as-owners culture, and our pay-for-performance philosophy have directly contributed to the successful performance of the business and resulted in an executive team closely aligned with shareholder interests over time. The Committee takes very seriously the business challenges encountered in 2022. Our NEO compensation is directly correlated with the company’s EVA® and share price performance and because both of these were down from prior years, NEO actual compensation decreased (largely due to the very low payout of short-term and long-term incentives). As is further disclosed in this CD&A, three out of the four performance-based metrics are resulting in zero or near zero payouts for 2022, and any non-qualified stock options granted after 2019 currently have no value.

Our Compensation Philosophy
Our compensation program is designed to accomplish several goals: to foster a pay-for-performance and management-as- owners culture that aligns the interests of management with shareholders; to deliver on strategic objectives and results; to provide competitive and reasonable compensation opportunities; and to support recruitment and retention of key executives. Balancing these objectives helps ensure accountability to our shareholders, who have broadly expressed support for our compensation program through regular engagements and an average 92.9% advisory vote in favor of NEO compensation over the last two years. We believe that offering several compensation elements that incorporate multiple absolute and relative performance metrics and measurement periods promotes our compensation goals. In addition, we believe that making the compensation program consistent and transparent demonstrates our commitment to stakeholders and ensures that Ball employees understand company and shareholder expectations.
Ball’s Business Strategy Remained Focused on EVA® in 2022
Our vision for the future relies upon our long-held “economic value added” or EVA® discipline. Simply put, EVA® is sales less operating costs (“NOPAT” or net operating profit after-tax) less a cost of capital charge. All lines of business and strategic initiatives are consistently measured through an EVA® lens. We have, for 30 years, sought to increase total EVA® generated year- on-year which has created sustainable shareholder value. Requiring each business to earn returns higher than its cost of capital drives managers to make the best long-term decisions for our shareholders; they invest in innovation, technology and infrastructure capital to drive profitable growth; intelligently cut costs by implementing lean initiatives and process efficiencies; undertake focused outsourcing efforts; and seek to turn working capital faster or reduce working capital and assets.
Although smaller than in recent years, Ball did deliver positive EVA® in a challenging year. Some of the actions taken in 2022 to enhance long-term EVA® and perpetuate the social, economic and environmental sustainability of our company include:
■
executing mid-2022 fixed and SG&A cost-out initiatives to enable combined savings of $150 million in 2023;

■
balancing supply/demand through consolidation of high cost manufacturing plants into new high efficiency state-of-the-art facilities, to drive improved financial results and long-term capital efficiency;

■
constructing two new beverage can facilities in EMEA to serve long term volume growth in 2023;

■
successfully completing the sale of our beverage packaging business in Russia in September 2022 for $530 million;

■
leveraging past capital investments, achieving 20% year over year growth in aerospace contracted backlog;

■
expanding our global aluminum aerosol and reclosable bottle portfolio to provide personal care and refillable packaging solutions, resulting in 12% volume growth;

■
expanding training and development programs across our global businesses to foster employee growth, operational excellence and retention;

■
continuing our work on ambitious 2030 ESG and sustainability goals including diversity and inclusion goals by region, global recycling goals and our aspiration to achieve net zero greenhouse gas emissions before 2050;

■
supporting our global communities where we live and operate with employees supporting 2,800 nonprofit organizations across 30 countries and contributing 30,000 volunteer hours; and

■
joining the World Economic Forum’s First Movers Coalition to lead collaboration across the aluminum industry to prioritize circularity and decarbonize the industry, achieving Aluminum Stewardship Initiative (ASI) certification across our global footprint, remaining on the 2022 Dow Jones Sustainability Index, North America for the ninth year, receiving an A- in the CDP’s climate change questionnaire in 2022, inclusion on the 2022 Disability Equality Index, and achieving a perfect score on the 2022 Corporate Equality Index.

BALL CORPORATION 2023 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION

Ball’s EVA®-Disciplined Approach Focuses on Delivering for Shareholders
To illustrate the connection between EVA® and shareholder value, the chart below summarizes a 91% historical correlation of EVA® dollar returns and share price over the past three decades. Stated simply, if Ball generates EVA® and focuses on continued EVA® growth, we expect a direct correlation to future shareholder value. The chart also shows that Ball can generate substantial EVA® returns while significantly expanding its invested capital base, which has increased over $9 billion since 1998. Through consistent and disciplined use of EVA® as the lens for strategic decisions, Ball continues to efficiently deploy capital and generate meaningful shareholder value.
SUSTAINABLE EVA® GROWTH ACROSS INCREASING
AVERAGE INVESTED CAPITAL BASE DRIVES LONG-TERM VALUE CREATION
Stock prices adjusted for the February 22, 2002, August 23, 2004, February 15, 2011, and May 16, 2017, two-for-one
stock splits. Average invested capital base grew from approximately $2 billion in 1998 to in excess of $11 billion in 2022. EVA®$ historical correlation calculated over the 2000 to 2022 period.
Our multi-year execution of our EVA®-focused strategy provided the following results:
■
Ball’s 1-year and 3-year total shareholder return lagged the returns of the S&P 500 and Dow Jones Containers & Packaging Index, as lower than anticipated demand was driven by inflationary headwinds, the required sale of our Russian assets, start-up costs to expand our beverage can capacity and investments to market, and our aluminum cup retail launch. Our 5- and 10-year total shareholder returns exceeded the return Dow Jones Containers & Packaging Index, as demonstrated in the following charts.

■
With the direct correlation between EVA® $ generated and stock price performance, as demonstrated in the above chart, our stock price closed at $51.14, representing a 46.9% decrease over the prior year, as our EVA® $ performance was lower than anticipated due to lower demand driven by inflationary headwinds, the required sale of our Russian assets, start-up costs to expand our beverage can capacity and investments to market our aluminum cup retail launch.
■
In 2022, we provided annual dividends of $254 million, and completed $582 million of net repurchases of our common stock. Since 2009, we have returned over $7.0 billion to shareholders via share repurchases and dividends.

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EXECUTIVE COMPENSATION

Ball Total Shareholder Returns vs. Key Indices

$7B RETURNED TO SHAREHOLDERS SINCE 2009

$1.55B
in dividends
$5.48B
in net share repurchases

BALL CORPORATION 2023 PROXY STATEMENT | 33

EXECUTIVE COMPENSATION

Going forward, generating cash flow and maintaining a solid balance sheet will provide the flexibility to continue to deleverage, invest in our sustainable aluminum packaging and aerospace businesses, and return value to shareholders. We remain committed to return capital to shareholders via our long-standing share repurchase program and payment of dividends in 2023 and beyond.
NEO Compensation Has a Strong and Direct Pay-for-Performance Linkage
Consistent with our pay-for-performance, management-as-owners philosophy, most of the target total compensation for our named executive officers is at risk and varies with performance, with performance being measured by a number of absolute and relative measures, each of which drive shareholder value. The following charts represent the mix of target total compensation awarded to our CEO and other NEOs in 2022. Our emphasis on longer-term compensation, through performance- based long-term cash and stock awards, ensures strong continued alignment between the interests of our executives and the interests of our shareholders, and is consistent with competitive market data.
2022 CEO TARGET COMPENSATION MIX1	2022 AVERAGE OTHER NEO TARGET COMPENSATION2

Our short-term and long-term incentive plans have been tested and are performing in alignment with our pay-for-performance philosophy. As a result of 2022 company performance, three out of the four short-term and long-term performance-based metrics are resulting in zero or near zero payouts (short-term incentives paid near 0%, PC-RSUs paid at 0%, and Relative TSR did not meet minimum thresholds for the cycle). Ball management focused on ROAIC, generating at-target performance for long-term cash and setting the company up for longer-term value creation, including through the reduction of our SG&A costs and divestiture of our Russia beverage can business, which while dilutive to earnings recouped significant value from the Russian assets. No adjustments were made to short- or long-term incentive targets or payouts to account for the Russia divestiture, so future short- and long-term incentive payouts will require making up for that lost value.

1
CEO target compensation mix represents Mr. Fisher’s annualized target compensation after his April 2022 promotion to CEO.

2
Excludes 2022 target compensation for Chairman of the Board, Mr. Hayes.

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EXECUTIVE COMPENSATION

Elements of Executive Compensation
The major elements of Ball’s compensation program are shown in the table below, with the page number to find more information:
Compensation	Compensation Element	Purpose	Performance Measure(s)	Alignment with our Compensation Philosophy	► Page
SHORT-TERM ANNUAL CASH COMPENSATION	Annual Base Salary	Fixed element of pay based on an individual’s primary duties and responsibilities	Position-based pay adjusted for individual performance and contribution	Competitive compensation element required to recruit and retain top executive talent	39
	Economic Value Added (“EVA®”) Annual Incentive Plan	Designed to reward achievement of specified annual corporate financial goals (and possibly unit financial goals)	Absolute EVA® dollars generated (net operating profit after-tax, less a cost of capital charge)	Incentive linked to actual economic value generated demonstrates pay for performance and drives shareholder value	40
LONG-TERM INCENTIVES (CASH)	Long-Term Cash Incentive Compensation (“LTCIC”)	Designed to promote long-term creation of shareholder value in relative and absolute terms	50% weighting of: ■ ROAIC ■ Relative TSR vs. S&P 500 subset	Incentive linked to returns demonstrates pay for performance	42
LONG-TERM INCENTIVES (EQUITY)	Stock Options	Designed to promote stock ownership and long-term performance	Stock price appreciation	Ties to our management- as-owners philosophy and rewards performance contributing to shareholder value through absolute stock price growth	43
	Performance Contingent Restricted Stock Units (“PC-RSUs”)	Designed to promote stock ownership through the achievement of absolute EVA® dollar growth over a 3-year period	Absolute EVA® dollars generated versus 0%, 4% and 8% compound annual growth rates	Ties to our management- as-owners philosophy and rewards performance contributing to absolute EVA® dollar growth	43
OTHER ONE TIME INCENTIVES OFFERED FROM TIME TO TIME	Restricted Stock/ RSUs	Designed to promote stock ownership, provide a retention incentive and incentivize the creation of shareholder value	Value based on stock price	Granted from time-to- time and tied to our management-as-owners philosophy, generally in connection with the promotion or recruitment of individuals to facilitate ownership and retention	44
	Deposit Share Program (“DSP”)	Designed to promote financial investment in Ball, promote stock ownership and incentivize the creation of shareholder value	Value based on stock price	Granted from time-to- time and tied to our management-as-owners philosophy, offering RSUs in exchange for the recipient voluntarily and newly investing in and holding shares of Ball stock	44
BALL CORPORATION 2023 PROXY STATEMENT | 35

EXECUTIVE COMPENSATION

ROLE OF THE HUMAN RESOURCES COMMITTEE AND EXECUTIVE COMPENSATION CONSULTANT
The HR Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The HR Committee is composed solely of nonmanagement directors, all of whom are independent.
The HR Committee has retained Pay Governance LLC, an independent compensation consultant (the “Consultant”), to assist in fulfilling its responsibilities. The Consultant reports directly to the HR Committee and performs no additional services on behalf of the Company. The HR Committee assessed and confirmed Pay Governance’s independence in 2022, and determined that no conflict of interest exists with the work the Consultant performs for the HR Committee. The Consultant develops recommendations for the HR Committee related to all aspects of the executive compensation program and works with management to obtain information necessary to develop those recommendations.
MARKET REFERENCE POINTS AND PEER GROUPS
We use two primary market reference points to benchmark our executive compensation to the competitive market, referred to as “Peer Group” and “General Industry.” This two-pronged approach provides a spectrum of relevant information on executive compensation levels, practices and trends in the marketplace. The HR Committee does not target pay to a specific market benchmark but rather considers the range of market data available — along with tenure, company performance and individual performance — when setting pay for the NEOs.
The “Peer Group” is composed of companies within the containers and packaging, food and beverage, household durable and nondurable goods, and manufacturing industries. The HR Committee reviews this market data when setting compensation for the CEO and CFO because it is a transparent reference point for assessing pay levels among similarly situated CEOs and CFOs. In addition to pay levels, the HR Committee reviews executive tenure and performance data across the Peer Group when determining target pay levels. Compensation data for the Peer Group are collected from publicly available SEC filings.
“General Industry” market data reflects the broad talent market in which we compete, and informs compensation decisions regarding all of our NEOs. The critical skills required by our management team have historically been found both inside and outside industries that are considered for our peer group. Therefore, the HR Committee believes it is appropriate to focus on General Industry market levels as the primary market reference point for evaluating the overall competitiveness of our executive compensation program. These data are size-adjusted to ensure that market levels are developed for like roles within businesses of similar size and scope. Data for the General Industry are collected from multiple proprietary survey sources published by leading market data providers.
For 2022, to inform the pay recommendations for the new Chairman of the Board role, the HR Committee and the Consultant reviewed Chairman pay packages for general industry companies similar in size to Ball Corporation where their CEO transitioned to Chairman. To inform the pay recommendations for Mr. Fisher’s promotion to CEO, the HR Committee and the Consultant reviewed market norms for a newly promoted CEO between P25 and P50 of the peer group and set his target compensation 10% below P50, (which represents P35 of the peer group) given his experience and tenure.
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EXECUTIVE COMPENSATION

In developing the Peer Group, the Consultant sourced objective, financial and industry criteria, and also used qualitative criteria regarding the nature of our business operations. Specifically, the Consultant used the following principles and criteria in identifying the Peer Group companies used in making pay decisions for 2022:
Design Principle	Criteria
Quantitative financial criteria to ensure organizations are comparable in terms of size and structure
■
Revenue in an approximate range of between 0.4x and 2.5x our revenues

■
Market capitalization between 0.25x and 5.0x our market capitalization (used as a secondary reference)

■
Ratio of market capitalization to revenue generally between 0.5x and 2.0x

■
Positive operating margins generally ranging from 5% to 20%

Qualitative criteria regarding appropriate industry, business types and organizational complexity
■
Direct peers in the containers and packaging industry

■
Nondurable consumer product companies with some or all of the following characteristics: containers and packaging are a critical element of the final product, there is a substantial business focus on meeting annual performance expectations, and the ultimate purchasers of the product are individual consumers

■
Broader manufacturing companies within the capital goods, chemical manufacturing, paper products and metals industries

For 2022, our Peer Group remained unchanged from 2021 and included the companies below:

■ Avery Dennison Corporation	■ General Mills Inc.	■ PPG Industries, Inc.
■ Berry Global Group, Inc.	■ International Paper Company	■ Sealed Air Corporation
■ Campbell Soup Company	■ Keurig Dr. Pepper	■ The Sherwin Williams Company
■ ConAgra Brands, Inc.	■ Molson Coors Beverage Company	■ WestRock Company
■ Crown Holdings Inc.	■ Nucor Corporation
■ Eastman Chemical Company	■ Packaging Corporation of America
The charts below illustrate our relative positioning compared to the 2022 Peer Group on relevant financial metrics.
BALL MARKET CAPITALIZATION, REVENUE AND NET INCOME AS COMPARED TO THE PEER GROUP
*
Market capitalization is as of December 31, 2021

**
Revenue and Net Income are as reported for full year 2021

Following a review in the third quarter of 2022, the Committee approved adjustments to this Peer Group to create better alignment and adherence to the criteria above and to take into consideration a market cap-to-revenue ratio. Specific changes included the removal of Berry Global, International Paper, Nucor, and West Rock and the addition of Kimberly Clark, Eaton Corporation, and International Flavors & Fragrances. This amended Peer Group will be used to inform 2023 pay decisions.
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PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
The HR Committee reviews and adjusts executive target total compensation levels, including long-term incentive levels, in January of each year.
We begin the annual process by reviewing each executive officer’s target total compensation in relation to the 50th percentile of the General Industry and/or Peer Group. The Consultant, in collaboration with our Total Rewards Department, gathers this data presents it to management and the HR Committee in detailed reports providing a comparative analysis of our executive officer compensation to the market data.
Additionally, the Consultant creates a tally sheet for each executive, outlining the executive’s annual target and actual pay in relation to competitive market information as well as total accumulated pay under various corporate performance scenarios, both recent and projected. The HR Committee uses the tally sheets to analyze and determine executive officer pay recommendations and to understand each executive’s potential realizable compensation. The Consultant also prepares for the HR Committee an independent review and recommendation regarding the CEO’s compensation. In its deliberations, the HR Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to Ball’s unique structure and needs.
The HR Committee sets the CEO’s target total compensation package during an executive session based on the HR Committee’s review of the Consultant’s recommendation, peer and competitive information, an assessment of the CEO’s relative tenure and individual performance, Ball’s financial and operating performance, and appropriate business judgment.
The CEO makes a recommendation for the target total compensation of other executive officers, including the other NEOs after reviewing each executive’s and the organization’s business performance and the executive’s responsibilities and experience relative to the competitive market information prepared by the Consultant. The HR Committee uses its business judgement to establish the compensation packages for the other executive officers considering the CEO’s recommendations and each executive officer’s individual job responsibilities, experience and overall performance.
Additionally, the HR Committee may adjust an executive’s compensation level during the year as a result of a promotion. Such adjustments take into consideration competitive market data and recommendations from the Consultant and the CEO, as well as the additional responsibilities and overall experience and performance of the executive.
Chief Executive Officer Transition
As disclosed in our 8-K filing on January 27, 2022, the Company executed its Chief Executive Officer succession plan on April 27, 2022. Following the annual shareholder meeting, John Hayes transitioned to the role of Chairman of the Board and Daniel Fisher succeeded Mr. Hayes as CEO.
In connection with the transition, the HR Committee reviewed Chairman pay packages for general industry companies similar in size to Ball Corporation where their CEO transitioned to Chairman and approved the following pay changes for Mr. Hayes, with cash compensation in 2022 pro-rated based on service for each role:
■
Base Salary reduced from $1,413,903 to $1,000,000

■
Target annual incentive reduced from 145% of base salary to 100% of base salary

With that in mind, the HR Committee reviewed market norms of a newly promoted CEO between P25 and P50 of the Peer Group and set Mr. Fisher’s target compensation at P35 and above Mr. Hayes’ target compensation as Chairman. The HR Committee approved the following changes, with compensation in 2022 pro-rated based on service for each role:
■
Base salary increased from $860,000 to $1,200,000

■
Target annual incentive increased from 105% of salary to 140% of salary

■
Target long-term incentive award increased from $2,485,000 to $6,500,000

■
On January 26th, 2022, Mr. Fisher was granted long-term incentives with a value of approximately $2,485,000 for his role as President consistent with grant timing for all other executives

■
To account for the mid-year transition, Mr. Fisher was granted a promotional long-term incentive award on the effective date of the transition valued at $3,000,000

■
Resulting total 2022 long-term incentive awards were approximately $5,485,000, less than his full LTI target as CEO due to the promotional grant being prorated for the remaining eight months he would serve as CEO in 2022

■
Consistent with grant practices for all executives in 2022, the long-term incentives were granted across a mix of 40% stock options, 40% PC-RSUs and 20% LTCIC

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SPECIFICS RELATED TO 2022 EXECUTIVE COMPENSATION
When making our executive target total compensation decisions in January 2022, the HR Committee took into account our operating and financial performance in 2021, which resulted in a total return to shareholders of 4.1%, based on stock price appreciation plus reinvested dividends, that was below the 28.7% return of the S&P 500 and the 8.9% return of the Dow Jones Containers and Packaging Index. Ball also generated $290 million EVA® dollars (above the minimum 9% after-tax hurdle rate) in 2021. The HR Committee also recognized that all of the NEOs contributed to Ball’s other successes in 2021, including:
■
deploying over $1.7 billion in capital expenditures for EVA®-enhancing growth projects;

■
completing four additional state-of-the-art specialty beverage manufacturing facilities, (three in the United States and one in South America), and speeding up specialty beverage can lines in existing beverage manufacturing facilities across North America, EMEA and South America to serve 7% unit volume growth across our global beverage business and enable future growth;

■
investing to expand our aerospace infrastructure in Colorado, including opening a state-of-the-art payload development facility and expanding our aerospace manufacturing center to support approximately $2.5 billion of backlog and $5.0 billion of contracts won but not yet booked into contracted backlog; successfully launching the Ball-built OLI land imaging instrument aboard the Landsat-9 satellite, the IXPE astrophysics mission spacecraft and the optics and mirror systems aboard the James Webb Space Telescope;

■
enabling the successful retail launch of the Ball Aluminum Cup™ through marketing investments and our Cup being featured at key sporting events and venues;

■
pursuing expansion of our global aluminum aerosol and reclosable bottle portfolio to provide personal care and refillable packaging solutions;

■
expanding onboarding, training and development programs across our global businesses to foster employee growth and retention, and the attraction of talent to support future growth;

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disclosing ambitious 2030 ESG and sustainability goals including diversity and inclusion goals, global recycling goals and our aspiration to achieve net zero greenhouse gas emissions before 2050;

■
supporting our global communities where we live and operate by expanding our Benevity giving platform to all employees around the world, resulting in over $5 million in company foundation and employee donations;

■
achieving recognition including 100% score on the Corporate Equality Index, being named to the Dow Jones Sustainability World and North American indices, and achieving Aluminum Stewardship Initiative (ASI) certification in our South American operations; and

■
increasing EVA® dollars 7% year-over-year in addition to returning approximately $950 million to shareholders through share repurchases and dividends.

Base Salary
Base salary levels are set based on factors such as job responsibilities, the Committee’s and the CEO’s subjective judgment of individual performance and contributions to overall business performance, tenure and experience level, internal merit increase budgets, external market base salary movement, and market competitiveness as compared to 50th percentile data. The HR Committee does not target pay to a specific market benchmark and may set a particular executive’s salary higher or lower than the 50th percentile when circumstances warrant. For example, when modifying salaries because of promotions, an individual may be placed below the 50th percentile for the role and then adjusted closer to the market median over time, in order to ensure the individual is successfully performing and growing into the new role. Similarly, a long-tenured high-performing individual may be paid above median. This approach can clearly be seen in practice when base pay for Mr. Fisher was established as the new President and CEO in April 2022. With the exception to the other changes noted in the table below, the HR Committee reviewed base salary levels during the executive compensation review described in the previous section, and approved salary increases for all NEOs in late January 2022, with changes effective retroactively to January 1, 2022.
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NEO	2022 Base Salary	Rationale
John A. Hayes	$1,000,000
As noted in the “Chief Executive Officer Transition” section, changes in base salary were implemented for Messrs. Hayes and Fisher. Consistent with our executive compensation philosophy, Mr. Fisher received a base salary increase based upon analysis of the external market data for his new role, setting his base salary and target director compensation between P25 and P50 of the peer group given his experience and tenure. For all other NEOs,
2022 base salary was based on the executive compensation review, including an analysis of external market data, and reflected a merit increase consistent with Ball’s merit increase budget.

Daniel W. Fisher	$1,200,000
Scott C. Morrison	$783,731
Stacey J. Valy Panayiotou	$500,000
Ronald J. Lewis	$725,200
Charles E. Baker	$585,079
Annual Incentive
The short-term annual pay-for-performance incentive is used to encourage and reward the NEOs for making decisions that improve performance as measured by EVA®. Our focus on EVA® is designed to produce sustained shareholder value by requiring each business to earn returns that exceed its cost of capital. EVA® has been the measure for our annual incentive compensation plan for over three decades because it has been shown to correlate management’s incentive with share price growth and shareholder returns. EVA® is calculated by subtracting a charge for the use of invested capital from net operating profit after-tax as illustrated below:
EVA®	=	⎛ ⎜ ⎜ ⎝	Net Operating Profit After-Tax (“NOPAT”)	⎞ ⎟ ⎟ ⎠	minus	⎛ ⎜ ⎜ ⎝	Capital Charge (the Amount of Capital Invested by Us Multiplied by Our After-Tax Hurdle Rate)	⎞ ⎟ ⎟ ⎠
Generating profits in excess of both operating and capital costs (debt and equity) creates EVA® dollars. If EVA® improves, by definition, shareholder value has been created.
EVA® GROWTH-BASED PERFORMANCE TARGETS PROMOTE SHAREHOLDER VALUE CREATION
Our estimated weighted average cost of capital (“WACC”) is approximately 7%. However, when determining EVA® dollars generated for purposes of calculating incentive compensation, we use a formula that applies a minimum hurdle rate of 9% after-tax. As shown below, setting the hurdle rate above the WACC ensures that shareholders benefit before the incentive plans begin to reward our employees.
In some cases, such as when we calculate EVA® dollars generated for higher-risk regions, emerging markets, or new technologies, we require hurdle rates higher than 9% after-tax.
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Performance Targets
The annual incentive plan design requires continuous improvement to achieve payouts at or above target over time. Targets are established annually for each operating unit and for Ball as a whole based on prior performance. To allow for transparency with employees and shareholders and to avoid unnecessary subjectivity and internal budget negotiations regarding short-term incentive performance targets, we follow a best-practice approach to goal-setting that is consistent, objective, formulaic, and continuously focuses on EVA® dollar growth. This process is core to EVA® mechanics, requires consistent incremental value creation, and allows for direct employee engagement in achieving desired results that are aligned with shareholder interests.
EVA® financial performance relative to the established EVA® target for Ball (and, in some cases, for an operating unit) determines the amount, if any, of an NEO’s award under the annual incentive compensation plan. Every year, the EVA® target is calculated as follows:
Current Year’s EVA® Target	=	⎛ ⎜ ⎝	Prior Year’s EVA® Target	⎞ ⎟ ⎠	Plus 1/2	⎛ ⎜ ⎝	Prior Year’s Actual EVA®	minus	Prior Year’s EVA® Target	⎞ ⎟ ⎠
Target Award Amounts
The HR Committee establishes a target incentive opportunity for each NEO every year. NEOs can earn higher awards for above-target performance or lower awards (possibly zero) for below-target performance. Target awards, which are expressed as a percentage of annual base salary, are established based upon individual responsibilities, individual performance, internal pay equity, our financial and operating performance, and market competitiveness as compared to the 50th percentile of market data. The HR Committee does not target pay to a specific market benchmark and may set a particular executive’s target award higher or lower than the 50th percentile when circumstances warrant. For example, when modifying compensation because of promotions, an individual may be placed below the 50th percentile for the role and then adjusted closer to the market median over time, in order to ensure the individual is successfully performing and growing into the new role. Similarly, a long-tenured high- performing individual may be placed above median. This approach can clearly be seen in practice when the annual incentive target for Mr. Fisher was established as the new President and CEO in April 2022.
The 2022 target incentive opportunity for each of Messrs. Hayes, Fisher, Morrison and Baker and Ms. Valy Panayiotou was dependent upon Ball’s consolidated EVA® performance. Mr. Lewis’ incentive opportunity was 80% dependent upon the EVA® performance of the Global Beverage Packaging operating unit that he manages, and 20% dependent upon Ball’s consolidated EVA® performance.
The table below shows, for each NEO, the 2022 target incentive opportunity.
	Target Annual Incentive
NEO	% of Base	$ Value
John A. Hayes*	100%	$1,333,740
Daniel W. Fisher*	140%	$1,433,069
Scott C. Morrison	100%	$783,731
Stacey J. Valy Panayiotou	75%	$375,000
Ronald J. Lewis	100%	$725,200
Charles E. Baker	80%	$468,063

*
As noted in the “Chief Executive Officer Transition” section, with their changes in role, Messrs. Hayes and Fisher experienced changes in their Base Salary and Target Annual Incentives (as % of Base) in April 2022. The %s of Base shown above represent their full-year targets established for their new roles as of April 2022 and the Target $ Value above has taken into account the proration of the April 2022 changes.

Annual Incentive Payouts
Annual incentive payments for the NEOs each year can range from 0% to 200% of the targeted incentive opportunity based on corporate performance and, in some cases, the performance of the operating unit over which an executive has responsibility. For the portion of the plan based on Ball’s corporate consolidated results, there is no payout when actual EVA® is $230 million less than target EVA®. A payout of 200% or greater may be achieved if actual EVA® is $115 million or higher above target EVA®. However, any amounts over 200% of target are “banked” and remain at risk until paid over time in one-third increments whenever future performance under the Annual Incentive Plan results in a payout of less than 200% of target. Any unpaid bank balance will be offset if actual performance falls below the threshold in the future. When a participant’s bank balance falls below $10,000, it is paid in full.

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In 2022, Ball’s consolidated EVA® performance fell short of our EVA® target by $204.6 million and resulted in a payout of 11% of target, as shown below:
Performance Measure	Threshold (0% payout)	Target 100% payout	Maximum 200% payout	Actual
EVA®	$36.3 million	$268.3 million	$383.3 million	$63.7 million
The following table shows the actual incentive awards earned in 2022 and paid in early 2023 as a result of the year’s EVA® performance. In some cases, the amount paid may include a one-third increment of prior banked payouts. For Mr. Lewis, the amount includes blended performance with his Global Beverage Packaging operating unit, which had a payout of 1%.
	Actual Annual Incentive
NEO	% of Base	$ Value Paid
John A. Hayes	15%	$146,711
Daniel W. Fisher	14%	$167,700
Scott C. Morrison	11%	$86,210
Stacey J. Valy Panayiotou	8%	$41,250
Ronald J. Lewis	3%	$21,756
Charles E. Baker	9%	$51,487
Certain U.S.-based executives, including the NEOs, may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan, as described in the “Non-Qualified Deferred Compensation” section.
Long-Term Incentives
Long-term incentive compensation is designed to provide ownership and cash opportunities to promote the achievement of longer-term financial performance goals and enhanced Total Shareholder Return (“TSR”). This long-term incentive opportunity is generally provided through a combination of equity and cash awards, which the HR Committee believes best matches the compensation principles for the program.
The 2022 target award mix of long-term incentive vehicles, which the HR Committee has determined as market competitive, was
■
20% LTCIC;

■
40% Stock Options; and

■
40% PC-RSUs.

Target Awards Amounts
The HR Committee sets the total target amount of long-term incentives, based on the grant date expected value, after considering individual roles and responsibilities, individual performance, internal pay equity, financial and operating performance, and market competitiveness as compared to the 50th percentile of market data. The HR Committee does not target pay to a specific market benchmark, and may set a particular executive’s target award higher or lower than the 50th percentile when circumstances warrant. For example, when modifying compensation because of promotions, an individual may be placed below the 50th percentile for the role and then adjusted closer to the market median over time, in order to ensure the individual is successfully performing and growing into the new role. Similarly, a long-tenured high-performing individual may be paid above median. This approach can clearly be seen in practice when the long-term incentive target for Mr. Fisher was established as the new President and CEO in April 2022. The HR Committee approved the following target awards in January 2022:
		Mix of Long-Term Vehicles
NEO	Total Target Long-Term Value	LTCIC	Stock Options	PC-RSUs
John A. Hayes*	$8,150,000	1,630,000	3,260,000	3,260,000
Daniel W. Fisher*	$5,485,000	1,097,000	2,194,000	2,194,000
Scott C. Morrison	$1,805,000	361,000	722,000	722,000
Stacey J. Valy Panayiotou	$850,000	170,000	340,000	340,000
Ronald J. Lewis	$1,650,000	330,000	660,000	660,000
Charles E. Baker	$1,175,000	235,000	470,000	470,000

*
Target Long-Term Incentive Award for Mr. Hayes reflects his target as CEO at the time of the January 2022 award as noted in the “Chief Executive Officer Transition” section. The Target Long-Term Incentive Award for Mr. Fisher is prorated due to his promotion to President & CEO in April 2022. Without proration, his full CEO-level target award for 2022 would have been $6.5M.

As described below, the long-term incentive awards provide value only if Ball achieves positive stock price appreciation and/or strong financial performance.
Performance for the LTCIC and the PC-RSUs are measured on a multi-year basis and any actual awards earned are paid at the end of the three-year performance period. Since awards are made annually, results for any year are considered in each of three overlapping performance periods.
Performance Based Cash Awards
Our performance-based long-term cash incentive award, LTCIC, is intended to focus executives on the achievement of three-year performance goals that will enhance shareholder value. The two performance metrics are TSR and Return on Average Invested Capital (“ROAIC”), weighted equally.
TSR metric — The performance measure for half of the LTCIC award is our three-year TSR as measured against the

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TSRs of a subset of companies in the S&P 500 (excluding companies that are classified as being part of the Financial or Utilities industry sectors or the Transportation industry group and companies added to the S&P 500 during the performance period). TSR is measured by comparing our average daily closing price and dividends in the third year of the performance period with the average daily closing price and dividends for the year prior to the start of the performance period. The target performance requirement for the TSR measure is the 50th percentile of the S&P 500 subset described above.
ROAIC metric — The other half of the LTCIC award is based on average ROAIC performance over the three-year period. ROAIC is calculated by dividing the average of Ball’s net operating profit after-tax over the relevant performance period by average invested capital over such period. The threshold performance requirement of 7% and the target performance requirement of 9% are both greater than or equal to our estimated weighted average cost of capital. As a result, management is not rewarded until shareholder value has been created.
Performance Goals — The target, threshold and maximum performance requirements for the two metrics for the awards granted in 2022 were as follows:
Performance Measure	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)
TSR	37.5th percentile	50th percentile	75th percentile
ROAIC (after tax)	7%	9%	11%
Performance between threshold and target or target and maximum for either metric is interpolated to determine the payout factor.

An executive’s award for any given performance period is calculated as follows:
LTCIC Payment	=	Fixed Target Dollar Amount	times	⎛ ⎜ ⎜ ⎜ ⎝	⎛ ⎜ ⎜ ⎝	50% x TSR Payout Factor	⎞ ⎟ ⎟ ⎠	plus	⎛ ⎜ ⎜ ⎝	50% x ROAIC Payout Factor	⎞ ⎟ ⎟ ⎠	⎞ ⎟ ⎟ ⎟ ⎠
Equity-Based Awards — Our equity awards are tied to the price of Ball Corporation common stock. Annual equity awards associated with target total compensation are typically granted in January on the date of the Board’s quarterly meeting. Equity awards may be granted at other times as part of an executive’s promotion, to recognize extraordinary performance, or for retention purposes. In addition, newly hired executives may receive equity awards when they join Ball.
In January 2022, the HR Committee approved the award of stock options and PC-RSUs to the NEOs and executive officers. All equity awards are made under the Amended and Restated 2013 Stock and Cash Incentive Plan.
■
Stock Options:  Stock options are granted to reward executives for the creation of shareholder value, as options will only provide value to executives if the price of our stock increases. Stock options generally vest at 25% on each of the first four anniversaries of the grant date and expire in ten years. The grant value of each stock option is based on the Black-Scholes value of our common stock on the date of grant.

■
Performance-Contingent RSUs:  PC-RSUs are granted to promote share ownership through the achievement of defined multiyear performance goals that enhance shareholder value and align with Ball’s Drive for 10 vision. The performance measure is a future target value of our absolute corporate consolidated EVA® dollars generated in the third year of the performance period.

The calculation of the target value begins with the actual consolidated EVA® dollars generated, in excess of the 9% after tax hurdle rate, in the year prior to the start of the performance period. That amount is then increased by a compound annual growth rate of 4% over the three year period.
The threshold performance level before any award will vest is absolute EVA® dollars achieved as of the year prior to the start of the performance period. In this case, even though we would have continued to generate positive EVA® and contributed to ongoing shareholder returns, the lack of EVA® dollar growth over the performance period results in a zero payout.
The maximum performance level is only achieved if we generate absolute EVA® dollars in the third year of the performance period at, or above, a value calculated in the same manner as the target, but using an aggressive compound annual growth rate of 8% over the three year period.
Performance Goals — The target, threshold and maximum performance requirements for the 2022-2024 award of PC-RSUs are as follows:
Performance Measure	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)
Target Corporate Consolidated Absolute EVA® Dollars	$289.8 million	$362.0 million	$365.1 million
Performance between threshold and target or target and maximum is interpolated to determine the payout factor.

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Recently Concluded Awards
2020-2022 LTCIC — Due to our actual performance for the 2020-2022 LTCIC performance period of 23rd percentile TSR and average ROAIC of 11.0%, cash payouts (made in early 2023) to the NEOs were 100% of their target opportunities, as shown below:
NEO	Target LTCIC Dollar Value for the 2020-2022 Performance Period
John A. Hayes	$1,520,000
Daniel W. Fisher	$326,000
Scott C. Morrison	$340,000
Stacey J. Valy Panayiotou	$140,000
Ronald J. Lewis	$200,000
Charles E. Baker	$200,000
2020-2022 PC-RSUs — Given our consolidated EVA® dollars generated in 2022 of $63.7 million was below our compound growth rate target of $244.0 million and fell short of meeting the minimum threshold for payout, no shares vested in January 2023 and NEOs and other executives received no PC-RSU payouts from the 2020-2022 cycle.
Other Awards
Restricted Stock or RSUs
The HR Committee or the CEO may grant restricted stock or RSUs generally to someone who is promoted or newly hired. As permitted by the Amended and Restated 2013 Stock and Cash Incentive Plan, the HR Committee delegated to the CEO the authority to grant up to a maximum of 10,000 restricted shares or RSUs in a calendar year to any one individual who is not an officer. Any such grant is ratified by the HR Committee at its first meeting following the grant. These grants generally are effective at the closing stock price on the day of the grant, but they may instead be effective at the closing stock price on a specific day in the future as defined by the HR Committee or the CEO. For example, the future grant of a restricted stock or RSU award may be approved pending the effective date of a promotion or start date.
Restricted stock awards and RSUs generally vest in either 20% or 25% increments on each successive anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership, and may provide an executive retention incentive. An RSU award was granted to Ms. Valy Panayiotou in March 2022 as a new hire award to bridge her outstanding annual and long-term incentive in order to minimize any forfeiture resulting from her resignation from her previous employer. The number and/or value of RSUs awarded is reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.”
Deposit Share Program
This program has been in existence for many years, offered from time to time (the most recently concluded program was completed in 2018), and is used to further drive an ownership culture, especially among new leaders who may have little-to-no Ball stock ownership, and to further align our leadership focus with shareholder interests. When offered, this program is only available to a participant who voluntarily acquires new shares of Ball common stock. Under the DSP, for every common share of stock a participant acquires (during the specified acquisition period) and subsequently holds (for the minimum holding period outlined below) the participant receives one matching RSU. New shares may be attained in the open market, through the exercise of stock options, or, if eligible, deferral of annual incentive compensation to the Deferred Compensation Company Stock Plan. The DSP match is available up to a maximum number of shares pre-established by the HR Committee for each individual.
RSUs granted pursuant to the DSP are made on the 15th day of the last month of a calendar quarter after a participant submits adequate documentation detailing the acquisition of the newly acquired shares. Matching RSUs vest on one of two schedules. For a participant who has not met applicable stock ownership guidelines (a value equal to a multiple of base pay as outlined in the Stock Ownership Guidelines section of this CD&A), matching RSUs will cliff vest four years from the grant date as long as the participant continues to hold the associated newly-acquired shares during that complete four year period. If the participant meets their applicable stock ownership guideline by the second anniversary of the grant date and maintains those ownership guidelines on each subsequent anniversary throughout, the matching RSUs will vest at the rate of 30% at the end of the second and third years and 40% at the end of the fourth year.
As disclosed in last year’s proxy, a DSP was offered in 2021 to support our goal of an ownership culture where our senior leaders are incentivized to act like owners. Messrs. Lewis and Baker completed their purchase of new shares and received their entire opportunity for matching grants in 2021 as was disclosed in last year’s proxy. Mr. Fisher and Ms Valy Panayiotou have completed their purchase of new shares and received their entire opportunity in 2022. The number and/or value of RSUs awarded to each of them in 2022 is reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.” As they were CEO and CFO at the time of offer in 2021, Messrs. Hayes and Morrison were not offered grant participation in the DSP.

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All other officers have completed and received their entire matching opportunity and it is not anticipated that another DSP will be offered in the near future.
Retirement Benefits
We strive for overall benefits to be competitive with the market. All NEOs participate in the same benefit plans and on the same terms as provided to all other U.S. salaried employees.
We sponsor two qualified defined benefit pension plans in the U.S.; one covers our Aerospace subsidiary’s employees (“Aerospace Pension Plan”) and the other covers all other U.S. salaried employees (“Ball Pension Plan”). The benefit in both plans is an accumulated annual credit based on base salary, the Social Security Wage Base and a multiplier that varies with length of service. Both plans were closed to new participants on January 1, 2022 and employees hired, or rehired, on or after this date are not eligible for these plans, and may instead be eligible to receive an annual Company contribution to the 401(k) savings plan.
Our 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the NEOs, to contribute to the plan 1% to 55% of their base salary up to IRS-determined limits on a before-tax basis. Ball matches 100% of the first 3% of base salary contributed, and 50% of the next 2% of base salary contributed, up to a maximum match of 4% of base salary contributed.
Certain executives, including the NEOs, may also receive benefits under the non-qualified Supplemental Employee
Retirement Plan (“SERP”), which replaces benefits that would have been available in the qualified pension plan but for the limits on covered compensation set by the Internal Revenue Code of 1986, as amended. The SERP is designed to provide retirement benefits calculated on base salary that exceeds the maximum amount of pay that can be included in the pension calculation under a qualified pension plan. The SERP was also closed to new participants on January 1, 2022, and executives hired, or rehired (or who otherwise would have been eligible based on meeting the compensation requirement), on or after this date are not eligible for this plan, and may instead be eligible to receive an annual Company contribution under the deferred compensation program. Further information regarding the pension plans and the SERP appears in the “Pension Benefits Table” section.
Our U.S. pension plans, 401(k) plans, and SERP provide benefits based on base salary only. Incentive compensation is not included in the calculations for these programs.
Additionally, we provide a deferred compensation benefit to certain U.S. employees, including the NEOs to help participants accumulate funds for retirement or other purposes. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid, RSUs to be issued in the future, or both. When amounts are deferred, the participant becomes a general unsecured creditor of Ball and deferred amounts become subject to claims on the same basis as other general unsecured creditors.

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OTHER EXECUTIVE COMPENSATION POLICIES AND GUIDELINES
Risk Assessment
The HR Committee continually reviews the relationship between risk and reward in our compensation programs through both recurring in-depth reviews and the ongoing review of any program changes as they occur. At this time, the HR Committee does not believe Ball’s compensation programs encourage excessive or inappropriate risk. Our internal assessment of risk confirms that our compensation arrangements are performance driven and have strong governance and control mechanisms.
The HR Committee’s executive compensation consultant conducted a risk assessment of our executive compensation programs in 2022 and reported the results to the HR Committee. The Consultant reviews a number of criteria regarding compensation design and governance and considers whether any of our programs, policies or practices may generate financial risks, operational risks or reputational risks. The Consultant did not identify any elements within our compensation programs and processes that pose material risk to Ball. In particular, the Consultant determined that Ball’s incentive plans and processes are well designed, diversified and appropriately structured to mitigate risk without diluting incentives for high performance.
Stock Ownership Guidelines
Consistent with our stock ownership philosophy, the HR Committee has established guidelines for senior management and executive officers, who are expected to achieve the required levels of ownership within five years of their hire or promotion. The 2022 stock ownership guidelines (minimum requirements) are as follows:
Executive	Ownership Multiple (of Base Salary)
President and CEO	6x
SVPs and EVPs	3x
Other Executives	1 to 2x
All executive officers are in compliance with our stock ownership guidelines. One executive officer who is not a NEO and was promoted in October 2022, is in the process of attaining the required shares within the prescribed timeframe.
Anti-Hedging and Anti-Pledging Policy
Ball employees, officers and directors may not engage in any transaction in Ball securities, including purchases, sales, pledges, hedges, loans and gifts, while they possess material nonpublic information. Additionally, insider employees, including Section 16 insiders and their immediate family members and entities they control, may not engage in hedging transactions (such as equity swaps and forward sale contracts), that would neutralize the economic risk associated with holding Ball Corporation common stock. Executives and directors are permitted to use contracts to purchase or sell Ball Corporation common stock including pursuant to SEC Rule 10b5-1, subject to preapproval and applicable rules, but put and call options, pledging, and short selling transactions are not permitted. Directors and officers are also prohibited from holding Ball Corporation securities in margin accounts and from pledging Ball Corporation securities as collateral for a loan.
Severance and Change in Control Benefits
The NEOs are covered by arrangements that specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change in control. These severance benefits, which are competitive with General Industry practices, are payable only if the executive’s employment is terminated as specified in the applicable agreements. Further discussion is provided in the “Other Potential Post-Termination Employment Benefits” section.
Accounting and Tax Considerations
When establishing pay elements or associated programs, the HR Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and we may realize a tax deduction when compensation is actually paid to or realized by the executive.
Consistent with our guiding principles, our short- and long-term incentives impose performance conditions for our CEO and NEOs. Prior to the Tax Cuts and Jobs Act (“TCJA”) passing in fiscal year 2017, we were able to deduct most of our performance-based executive compensation under Section 162(m) of the Internal Revenue Code (“IRC”). While the TCJA reduced the amount of compensation we can deduct under IRC Section 162(m), our ownership focused pay-for-performance philosophy remains central to our compensation programs.

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Finally, Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change in control are discussed in the narrative to the “Other Potential Post- Termination Employment Benefits” section.

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The HR Committee has reviewed the above CD&A and discussed its contents with members of our management team. Based on this review and discussion, the HR Committee has recommended that this CD&A be incorporated by reference in our Annual Report on Form 10-K as set out in this Proxy Statement.
Georgia R. Nelson
Cynthia A. Niekamp
Betty J. Sapp
Todd A. Penegor
Stuart A. Taylor II
BALL CORPORATION 2023 PROXY STATEMENT | 47

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COMPENSATION TABLES AND NARRATIVE

SUMMARY COMPENSATION TABLE
The “Summary Compensation Table” represents all fiscal year 2022 elements of compensation for Ball’s NEOs including:
■
Base salary earned

■
Awards earned under the Annual EVA® Incentive Compensation Plan for 2022 performance

■
Awards earned under the LTCIC for the three-year performance period ended in 2022

■
Fair value of PC-RSU and/or other RSU awards granted in 2022, calculated in accordance with Topic 718

■
Fair value of Stock Options awards granted in 2022, calculated in accordance with Topic 718

The 2022 payout factors used to determine the amounts earned for the Annual EVA® Incentive Compensation Plan and LTCIC for the NEOs are provided in the “Recently Concluded Awards “ section of the CD&A.
In addition to these elements of compensation, the table also presents the change in 2022 in the value of pensions payable at age 65 for the NEOs as well as above-market earnings associated with non-qualified deferred compensation. Interest rates for certain of our predecessor deferred compensation plans vary: some provide for an interest rate that is equal to the Moody’s Seasoned Corporate Bond Index (“Moody’s”); some provide for an interest rate that is 5 percentage points higher than Moody’s; and one provides for a fixed interest rate equal to 9%. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody’s rate plus 5 percentage points or the 9% fixed interest that is in excess of above-market earnings that would have been credited at a rate that is 120% of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.
The “All Other Compensation” column represents the sum of the values of a variety of standard executive programs, including but not limited to:
■
Perquisites and other personal benefits

■
Corporation contributions to defined contribution plans or deferred compensation plans

■
Corporation-paid insurance premiums

■
Company match of securities purchases pursuant to Ball’s broad-based Employee Stock Purchase Plan (“ESPP”)

The individual values are disclosed in the “All Other Compensation Table” that follows the “Summary Compensation Table.” Details regarding post-employment compensation are discussed in the section entitled “Other Potential Post-Employment Benefits.”
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Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John A. Hayes Chairman and former CEO	2022	$1,138,498	$3,259,966	$3,259,992	$1,666,711	$0	$30,805	$9,355,973
	2021	$1,413,269	$3,260,033	$3,260,000	$5,790,724	$186,605	$13,749	$13,924,380
	2020	$1,423,673	$3,039,997	$3,040,005	$5,865,286	$450,696	$56,202	$13,875,858
Daniel W. Fisher Chairman Elect and CEO	2022	$1,086,231	$3,019,438	$2,193,986	$493,700	$0	$46,026	$6,839,380
	2021	$857,846	$994,009	$994,002	$1,918,261	$71,578	$23,640	$4,859,338
	2020	$746,557	$652,003	$652,001	$1,703,992	$146,582	$47,251	$3,948,387
Scott C. Morrison EVP, CFO	2022	$783,293	$721,994	$722,006	$426,210	$0	$32,637	$2,686,139
	2021	$760,563	$721,977	$722,009	$1,629,588	$109,666	$27,301	$3,971,104
	2020	$766,162	$680,023	$680,003	$1,607,013	$235,149	$52,775	$4,021,124
Stacey J. Valy Panayiotou Sr VP & CHRO	2022	$500,000	$1,754,481	$339,992	$181,250	$19,594	$555,019	$3,650,336
	2020	$0	$0	$0	$0	$0	$0	$0
	2019	$0	$0	$0	$0	$0	$0	$0
Ronald J. Lewis Sr VP & COO Global Bev Pkging	2022	$724,715	$660,010	$660,000	$221,756	$38,826	$1,132,218	$3,437,526
	2021	$697,471	$1,466,589	$548,006	$1,532,600	$87,644	$1,201,938	$5,534,248
	2020	$0	$0	$0	$0	$0	$0	$0
Charles E. Baker VP, General Counsel and Corporate Secretary	2022	$584,699	$469,989	$470,000	$251,487	$98,390	$34,077	$1,908,640
	2021	$565,041	$812,801	$439,997	$1,017,651	$159,921	$33,631	$3,029,043
	2020	$569,081	$399,971	$400,005	$993,898	$270,084	$33,753	$2,666,793

(1)
Reflects the fair value of PC-RSU awards granted for each reported year, calculated in accordance with Topic 718 assuming the probable outcome. The assumptions used in the calculation of these amounts are included in the Corporation’s Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for fiscal year ended December 31, 2022. At the maximum number, the values for 2022 PC-RSUs are: Mr. Hayes $6,519,933; Mr. Fisher $4,387,996; Mr. Morrison $1,443,988; Ms. Valy Panayiotou $679,921; Mr. Lewis $1,320,019; and Mr. Baker $939,977 and the values for 2021 PC-RSUs are: Mr. Hayes $6,520,065; Mr.  Fisher $1,988,018; Mr. Morrison $1,443,954; Mr. Lewis $1,095,979; and Mr. Baker $879,923.

(2)
Reflects the fair value of Stock Option or SAR equity awards granted for each reported year, calculated in accordance with Topic 718. The assumptions used in the calculation of these amounts are included in Ball’s Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for fiscal year ended December  31, 2022.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIC, which were earned in 2021 and paid or deferred in 2022. The detail for each NEO is as follows:

Mr. Hayes—Annual Incentive Compensation Plan $146,711 LTCIC $1,520,000; no portion of the annual incentive was deferred in February 2023.

Mr. Fisher—Annual Incentive Compensation Plan $167,700; LTCIC $326,000; no portion of the annual incentive was deferred in February 2023.

Mr. Morrison—Annual Incentive Compensation Plan $86,210; LTCIC $340,000; no portion of the annual incentive was deferred in February 2023.

Ms. Valy Panayiotou—Annual Incentive Compensation Plan $41,250; LTCIP $140,000; no portion of the annual incentive was deferred in February 2023.

Mr. Lewis—Annual Incentive Compensation Plan $21,756; LTCIC $200,000; no portion of the annual incentive was deferred in February 2023.

Mr. Baker—Annual Incentive Compensation Plan $51,487; LTCIC $200,000; and $51,487 of the annual incentive was deferred in February 2023.

(4)
The aggregate change in pension value and above-market earnings, on deferred compensation for each NEO, is as follows:

Mr. Hayes—$317,009 aggregate decline in pension value and $11,445 above-market earnings on deferred compensation.

Mr. Fisher—$100,045 aggregate decline in pension value.

Mr. Morrison—$57,624 aggregate decline in pension value.

Ms. Valy Panayiotou—$19,594 aggregate change in pension value.

Mr. Lewis—$38,826 aggregate change in pension value.

Mr. Baker—$40,226 aggregate change in pension value and $58,164 above-market earnings on deferred compensation.

The change in pension value includes benefit accruals during 2022 and the impact of changes in assumptions from December 31, 2021, to December 31, 2022. The discount rate for this time period increased from 2.81% to 5.47%, which decreased the present value of the pension benefits.
(5)
May include the value of financial planning services, the incremental cost for the personal use of the corporate aircraft, the value of executive physical examinations, employer contributions to 401(k), employer contributions to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums and the value of Ball’s match for the ESPP. Additional information for all is included in the “All Other Compensation Table” below.

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NEO	Perquisites and Other Personal Benefits(1)(2)	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation Plans	Expatriate & Relocation Benefits(3)
John A. Hayes	$16,456	$—	$12,200	$949	$1,200	$—	$—
Daniel W. Fisher	$32,920	$—	$12,200	$906	$—	$—	$—
Scott C. Morrison	$18,381	$—	$12,200	$856	$1,200	$—	$—
Stacey J. Valy Panayiotou	$—	$—	$12,200	$533	$—	$9,750	$532,536
Ronald J. Lewis	$—	$—	$12,200	$533	$1,200	$20,000	$1,098,286
Charles E. Baker	$—	$—	$12,200	$677	$1,200	$20,000	$—

(1)
Includes the value of financial planning services, the incremental cost for the personal use of the corporate aircraft and the value of executive physical examinations. Does not include $1.5  million donated by Ball Corporation to the Holderness School to support their health and wellness initiatives in honor of Mr. Hayes’ outstanding service as Chief Executive Officer of Ball Corporation for the past eleven years. Mr. Hayes will not derive a personal benefit from the contribution, nor was it Ball’s intent to provide additional compensation to him.

(2)
The incremental costs of the personal use of our corporate aircraft are determined based on the variable operating costs to the Corporation, including aircraft operating costs, supplies, jet fuel and ancillary costs. Because virtually all aircraft usage is for business travel, this methodology excludes fixed costs that do not change based on usage.

Mr. Fisher—The amount reported in this column for include one personal trip in the corporate aircraft worth a value of $28,424. Mr. Fisher’s wife accompanied Mr. Fisher on one business trip worth a value of $95.83. Mr.  Fisher had three guests accompany him on one business trip worth a value of $345.83.

(3)
Ms. Valy Panayiotou—Prior to Ms. Valy Panayiotou’s hiring, she was located in Atlanta, Georgia. As a result of Ms. Valy Panayiotou’s relocation to Colorado in 2022, she was provided benefits under Ball’s relocation program. The amount for Ms. Valy Panayiotou reflects the following: $251,375 in home sale assistance; $4,208 for a pre-relocation house hunting trip; $817 for travel; $5,193 for storage; $35,224 for temporary living; $106,211 for transportation of household goods; $6,500 for dependent school search; and $123,008 for tax assistance. All benefits, tax assistance, and other amounts provided to Ms. Valy Panayiotou are standard features of Ball’s relocation program.

Mr. Lewis—Prior to Mr.  Lewis’ promotion to SVP & Chief Operating Officer Global Beverage Packaging, he was based in the UK on an expatriate international assignment for his prior role as President Beverage Packaging EMEA. As a result of Mr. Lewis’ UK assignment and subsequent relocation to the US in October 2021 for his new role, he was provided benefits under Ball’s expatriation assignment, tax equalization and relocation programs. The amount reported in this column for Mr. Lewis reflects the following: $63,012 for transportation of household goods; $1,035,273 for tax equalization benefits which include foreign taxes and accompanying tax gross-ups paid by the Company. All benefits, tax reimbursements, tax gross-ups and other amounts provided to Mr.  Lewis are standard features of Ball’s expatriation assignment, tax equalization and relocation programs.

GRANTS OF PLAN-BASED AWARDS TABLE
The “Grants of Plan-Based Awards Table” summarizes the plan-based awards granted by us to the NEOs during 2022, which includes the following:
■
Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2022 performance period

■
Cash-based long-term incentives under the LTCIC for the 2022-2024 three-year performance period

■
Fair value of PC-RSUs for the 2022-2024 three-year performance period and/or other RSUs, calculated in accordance with Topic 718

■
Fair value of Stock Options, calculated in accordance with Topic 718

Awards made under the Annual EVA® Incentive Compensation Plan are determined based on EVA® performance. For the NEOs, awards can range from 0% to 200% of target. Amounts earned in excess of 200% are banked and may be paid over time in one-third increments based on corporate and/or operating unit performance.
Awards under the LTCIC are granted on an annual basis and are determined based on Ball’s TSR (compared to the subset of S&P 500 companies described in the CD&A) and ROAIC. The award made in 2022 is for the three-year performance period beginning January 1, 2022, and ending December 31, 2024.
PC-RSUs were granted to the NEOs in 2022. The awards will cliff vest after the performance period based on Ball’s EVA® performance over a three-year period. PC-RSUs awarded in 2022 have a potential outcome to the executive from 0% to 200%.
Stock Options were granted to the NEOs in 2022. The awards vest annually in 25% increments starting on the first anniversary of the date of grant. Upon exercise, an NEO can either purchase shares of Ball’s stock at the grant price or, if the price of Ball’s stock has increased, receive the value of the appreciation over the original grant price in cash.
Dividend equivalents, for RSUs granted prior to April 26, 2017, are paid quarterly on the number of unvested restricted shares or RSUs accounted for on the record date used for determining dividends payable to shareholders and at the

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same dividend rate as paid to shareholders. Dividend equivalents related to PC-RSUs granted pursuant to the 2013 Stock and Cash Incentive Plan accrued and paid only if the performance condition is achieved and the restrictions on the units lapse. Similarly, dividend equivalents related to RSUs granted pursuant to the Amended and Restated 2013 Stock and Cash Incentive Plan are accrued and paid only if the vesting condition is achieved and the restrictions on the units lapse.
The vesting of plan-based awards may be accelerated as described in the narrative to the “Other Potential Post- Employment Benefits Table.”

NEO	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date per Share Fair Value of All Other Stock Awards	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Equity Incentive Plan Awards or Option Awards ($ per Share)	Grant Date Fair Value of Equity Incentive Plan Awards and Stock and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John A. Hayes	1/1/22(2)	$—	$1,333,740	$2,667,480
	1/26/22(3)	$—	$1,630,000	$3,260,000
	1/26/22(4)				—	37,657	75,314				$86.57	$3,259,966
	1/26/22									150,577	$86.57	$3,259,992
Daniel W. Fisher	1/1/22(2)	$—	$1,433,069	$2,866,138
	1/26/22(3)	$—	$497,000	$994,000
	1/26/22(4)				—	11,482	22,964				$86.57	$993,997
	1/26/22									45,912	$86.57	$993,995
	4/27/22(5)	$—	$600,000	$1,200,000
	4/27/22(6)				—	14,813	29,626				$81.01	$1,200,001
	4/27/22(7)									54,078	$81.01	$1,199,991
	6/15/22(8)							7,000	$66.27			$463,890
	12/15/22(8)							7,000	$51.65			$361,550
Scott C. Morrison	1/1/22(2)	$—	$783,731	$1,567,463
	1/26/22(3)	$—	$361,000	$722,000
	1/26/22(4)				—	8,340	16,680				$86.57	$721,994
	1/26/22									33,349	$86.57	$722,006
Stacey J. Valy Panayiotou	1/1/22(2)	$—	$375,000	$750,000
	1/26/22(3)	$—	$170,000	$340,000
	1/26/22(4)				—	3,927	7,854				$86.57	$339,960
	1/26/22									15,704	$86.57	$339,992
	3/15/22(8)							6,000	$90.75			$544,500
	3/15/22(9)							9,587	$90.75			$870,020
Ronald J. Lewis	1/1/22(2)	$—	$725,200	$1,450,400
	1/26/22(3)	$—	$330,000	$660,000
	1/26/22(4)				—	7,624	15,248				$86.57	$660,010
	1/26/22									30,485	$86.57	$660,000
Charles E. Baker	1/1/22(2)	$—	$468,063	$936,127
	1/26/22(3)	$—	$235,000	$470,000
	1/26/22(4)				—	5,429	10,858				$86.57	$469,989
	1/26/22									21,709	$86.57	$470,000

(1)
The grant date fair value of equity incentive plan awards, based on the probable outcome of the performance condition, and stock and option awards all calculated in accordance with Topic 718, and as referenced in Ball’s Annual Report on Form 10-K in Notes 1 and 19 to the Consolidated Financial Statements for the fiscal year ended December 31, 2022.

(2)
Represents grants made under the Annual EVA® Incentive Compensation Plan.

(3)
Represents grants made under the LTCIC.

(4)
Represents PC-RSUs granted January 26, 2022, at a value of $86.57 per unit, with an assumption of probable outcome at target if the performance measurements are met.

(5)
Represents grant made to Mr. Fisher under the LTCIC due to promotion to CEO in April 2022.

(6)
Represents PCRSU grant made to Mr. Fisher due to promotion to CEO in April 2022.

(7)
Represents NQSO grant made to Mr. Fisher due to promotion to CEO in April 2022.

(8)
Represents RSU grant made under the DSP.

(9)
Represents RSU grant made to Ms. Valy Panayiotou related to new hire offering.

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OUTSTANDING EQUITY AWARDS TABLE
The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2022. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2022.
	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
John A. Hayes	356,000(5)	—		$24.5350	1/29/2024			117,741	$6,021,275
	309,860(5)	—		$33.0750	2/4/2025
	248,682(5)	—		$33.0500	1/27/2026
	281,030(5)	—		$38.3750	1/25/2027
	308,710(5)			$38.8400	1/24/2028
	179,456	59,818		$50.7800	1/23/2029
	98,959	98,958		$72.5900	1/29/2030
	41,162	123,484		$85.3300	1/28/2031
	—	150,577		$86.5700	1/26/2032
Daniel W. Fisher	22,536(5)	—		$33.0750	2/4/2025	14,000	$715,960	46,926	$2,399,796
	19,378(5)	—		$33.0500	1/27/2026
	46,838(5)	—		$38.3750	1/25/2027
	49,614	—		$38.8400	1/24/2028
	39,604	13,201		$50.7800	1/23/2029
	21,224	21,224		$72.5900	1/29/2030
	12,551	37,651		$85.3300	1/28/2031
	—	45,912		$86.5700	1/26/2032
	—	54,078		$81.0100	4/27/2032
Scott C. Morrison	84,400(5)			$24.5350	1/29/2024			26,169	$1,338,283
	70,422(5)	—		$33.0750	2/4/2025
	57,702(5)	—		$33.0500	1/27/2026
	67,916(5)	—		$38.3750	1/25/2027
	70,562			$38.8400	1/24/2028
	41,089	13,696		$50.7800	1/23/2029
	22,136	22,135		$72.5900	1/29/2030
	9,116	27,349		$85.3300	1/28/2031
	—	33,349		$86.5700	1/26/2032
Stacey J. Valy Panayiotou	6,112	18,332		$94.8100	11/29/2031	6,000	$306,840	9,833	$502,860
	—	15,704		$86.5700	1/26/2032
Ronald J. Lewis	35,630	11,876		$72.7300	9/13/2029	14,773	$755,491	19,556	$1,000,094
	13,021	13,021		$72.5900	1/29/2030
	6,919	20,758		$85.3300	1/28/2031
	—	30,485		$86.5700	1/26/2032
Charles E. Baker	44,800(5)	—		$24.5350	1/29/2024	4,000	$204,560	16,095	$823,098
	35,212(5)	—		$33.0750	2/4/2025
	29,066(5)	—		$33.0500	1/27/2026
	37,470(5)	—		$38.3750	1/25/2027
	39,691(5)	—		$38.8400	1/24/2028
	23,515	7,838		$50.7800	1/23/2029
	13,021	13,021		$72.5900	1/29/2030
	5,556	16,666		$85.3300	1/28/2031
	—	21,709		$86.5700	1/26/2032

(1)
The unexercisable stock options and SARs become exercisable in 25% annual increments on the anniversary of the grant date, beginning on the first anniversary.

(2)
The vesting schedule for units not yet vested for each NEO is as follows:

Mr. Fisher—2,100 on June 15, 2024, 2,100 on June 15, 2025, and 2,800 on June  15, 2026; 2,100 on December 15, 2024, 2,100 on December 15, 2025, and 2,800 on December 15, 2026.

Ms. Valy Panayiotou—1,800 on March 15, 2024; 1,800 on March 15, 2025; 2,400 on March  15, 2026.

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Mr. Lewis—4,773 on September 13, 2023; 3,000 on December 15, 2023, 3,000 on December 15, 2024 and 4,000 on December 15, 2025.

Mr. Baker—1,200 on September 15, 2023; 1,200 on September 15, 2024; 1,600 on September 15, 2025

(3)
The market value of shares is based on $51.14, the closing price of Ball Corporation common stock on December 31, 2022.

(4)
The vesting dates for the units attributable to PC-RSUs not yet vested for each NEO for years 2023, 2024, and 2025 contingent on meeting the performance goal of the period ending December 31 in years 2022, 2023, and 2024, respectively, and upon certification of the performance measures by Board, are as follows:

	~January 31, 2023	~January 31, 2024	~January 31, 2025
Mr. Hayes	41,879	38,205	37,657
Mr. Fisher	8,982	11,649	26,295
Mr. Morrison	9,368	8,461	8,340
Ms. Valy Panayiotou	2,953	2,953	3,927
Mr. Lewis	5,510	6,422	7,624
Mr. Baker	5,510	5,156	5,429

(5)
Represents a grant of stock-settled SARs.

OPTION EXERCISES AND STOCK VESTED TABLE
The following table summarizes for each NEO the options exercised and the stock awards vested during 2022. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for RSUs granted in prior years that vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant’s separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the “Non-Qualified Deferred Compensation” section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2022 on outstanding RSUs or payment on accrued dividend equivalent earned for the 2019-2021 PC-RSU period.

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)(2)
John A. Hayes	364,800	$26,851,104	88,919	$8,798,535
Daniel W. Fisher	—	$—	25,503	$2,346,357
Scott C. Morrison	—	$—	20,360	$2,014,622
Stacey J. Valy Panayiotou	—	$—	18,763	$1,168,385
Ronald J. Lewis	—	$—	12,520	$1,052,854
Charles E. Baker	27,600	$913,974	11,652	$1,152,965

(1)
Value realized on vesting is based on the closing stock price on the day the RSUs vested.

(2)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2022 on outstanding RSU balances eligible for dividend equivalents on the record date at a dividend rate equal to that paid to Ball’s common shareholders. Dividend equivalents related to PC-RSUs granted pursuant to the Amended and Restated 2013 Stock and Cash Incentive Plan are accrued and paid only if the performance condition is achieved and the restrictions on the units vest. Dividend equivalents paid during 2022 for each NEO were:

Mr. Hayes—$164,500

Mr. Fisher—$51,297

Mr. Morrison—$37,666

Ms. Valy Panayiotou—$7,505

Mr. Lewis—$21,018

Mr. Baker—$21,556

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NON-QUALIFIED DEFERRED COMPENSATION PLANS TABLE
We have four active deferred compensation plans to which eligible participants may make contributions: the 2017 Deferred Compensation Company Stock Plan for Directors, the 2005 Ball Corporation Deferred Compensation Plan, the 2005 Ball Corporation Deferred Compensation Company Stock Plan and the 2005 Ball Corporation Deferred Compensation Plan for Directors.
■
2017 Deferred Compensation Company Stock Plan for Directors—Eligible nonmanagement directors may defer payment of a portion or all of their annual fixed cash retainer (including any committee chair and/or Lead Independent Director fees), annual incentive cash retainer and their eligible RSU awards. Elections to defer this compensation are made annually. Amounts are deferred or credited to a participant account as stock units with each unit having the value equivalent to one share of Ball Corporation common stock. Participants also receive a 20% company match, up to an annual maximum match of $20,000 per year. Dividend equivalents, applicable to any balance denominated in units, are credited to participant accounts as of each dividend payment date. Distributions follow the payment schedule elected by the participant and may commence at a defined point no sooner than six months following separation of service, in the form of a lump sum or annual installments for periods ranging from two to 15 years.

■
2005 Deferred Compensation Plan and 2005 Deferred Compensation Plan for Directors— Eligible employee participants may defer payment of a portion or all of their annual incentive compensation. Eligible employee participants who are ineligible for the SERP due to the closure of that plan may be eligible to receive an annual Company contribution equal to 5% of eligible compensation that exceeds the maximum amount under a qualified retirement plan. Nonmanagement directors may defer a portion or all of their annual cash director fees. Amounts deferred or credited are notionally invested among various investment funds the return on the participant’s balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 24 mutual fund-like investments. The one-year annual rate of return of the funds ranged from (34.6) to 1.3%, and the three-year average annual rate of return of the funds ranged from (4.2)% to 9.3%. Distributions are based on the payment schedule elected by the participant, and may occur in service or commence at a defined point no sooner than six  months following separation of service.

Distributions are in the form of either a lump sum or annual installments for periods ranging from two and 15 years.
■
2005 Deferred Compensation Company Stock Plan —On an annual basis, eligible employee participants may defer payment of a portion or all of their annual incentive compensation. Participants may also elect to defer certain RSU awards. Amounts are deferred or credited to a participant account as stock units having a value equivalent to one share of Ball Corporation common stock. Participants also receive a 20% company match, up to an annual maximum match of $20,000 per year. Pursuant to specified timing rules, participants may reallocate a prescribed  percentage of units to other mutual fund-like investments (the same investments as are in the 2005 Deferred Compensation Plan and 2005 Deferred Compensation Plan for Directors, above). However, at least 50% of the balance will remain in stock units until retirement. Dividend equivalents applicable to any balance denominated in  units, are credited to participant accounts as of each dividend payment date Distributions follow the payment schedule elected by the participant and may commence at a defined point no sooner than six  months following separation of service, in the form of a lump sum or annual installments for periods ranging from two to 15 years. For nonmanagement directors, this plan was replaced with the 2017 Deferred Compensation Company Stock Plan for Directors. Because some previous deferral elections remain for certain nonmanagement directors, some participants may receive match contributions to the 2005 Deferred Compensation Company Stock Plan and the 2017 Deferred Compensation Company Stock Plan for Directors in the same year.

The basis for investment earnings on prior, frozen plans varies as follows:
■
2001 Deferred Compensation Plan and 2002 Deferred Compensation Plan for Directors— Balance is notionally invested in mutual fund-like investments (the same investments as are in the 2005 Deferred Compensation Plan and 2005 Deferred Compensation Plan for Directors described above).

■
2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock  units, with each unit having a value equivalent to one share of Ball Corporation common stock.

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Dividend equivalents are credited to the account as of each dividend payment date for Ball’s common stock.
■
1989 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody’s for the 12 months ending October  31.

■
1986 Deferred Compensation Plan for Directors and 1988 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody’s for the 12  months ending October 31 plus 5 percentage points. Additionally, the 1988 Deferred Compensation Plan includes a fixed rate set at 9% for company directed deferrals.
The following table provides information related to Ball’s deferred compensation plans. The “Aggregate Balance at Last FYE” column represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

NEO	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John A. Hayes	$—	$—	$(34,519,881)	$—	$46,656,014
Daniel W. Fisher	$—	$—	$(897,829)	$—	$1,045,183
Scott C. Morrison	$—	$—	$(14,037,699)	$—	$18,214,111
Stacey J. Valy Panayiotou	$—	$9,750	$—	$—	$—
Ronald J. Lewis	$752,234	$20,000	$(532,954)	$—	$1,115,946
Charles E. Baker	$100,000	$20,000	$(5,859,600)	$—	$14,096,344
Mr. Hayes—$11,445 of the Aggregate Earnings are reported as compensation in the “Summary Compensation Table” for fiscal year 2022 and $12,994,540 of the Aggregate Balance was reported as compensation in the “Summary Compensation Table” since 2006. The Aggregate Earnings reflects ($1,874,827) from cash accounts composed of $15,004 based on Moody’s rate plus 5 percentage points and ($1,889,831) based on notional investments in investment funds, plus ($32,645,054) based on a decrease in value and dividend equivalents on equity accounts.
Mr. Fisher—$684,148 of the Aggregate Balance was reported as compensation in the “Summary Compensation Table” since 2017. The Aggregate Earnings reflects ($897,829) based on a decrease in value and dividend equivalents on equity accounts.
Mr. Morrison—$2,834,010 of the Aggregate Balance was reported as compensation in the “Summary Compensation Table” since 2010. The Aggregate Earnings reflects ($567,420) from cash accounts composed of notional investments in investment funds, plus ($13,470,278) based on a decrease in value and dividend equivalents on equity accounts.
Ms. Valy Panayiotou—$9,750 of the Registrant Contributions was reported as compensation in the “Summary Compensation Table” for fiscal year 2022.
Mr. Lewis—$20,000 of the Registrant Contributions was reported as compensation in the “Summary Compensation Table” for fiscal year 2022. $40,000 of the Aggregate Balance was reported as compensation in the “Summary Compensation Table” since 2021. Aggregate Earnings reflects ($114,825) based on notional investments in investment funds, plus ($418,129) based on a decrease in value and dividend equivalents on equity accounts.
Mr. Baker—$20,000 of the Registrant Contributions and $58,164 of the Aggregate Earnings are reported as compensation in the “Summary Compensation Table” for fiscal year 2022 and $3,419,990 of the Aggregate Balance has been reported as compensation in the “Summary Compensation Table” since 2011. The Aggregate Earnings reflects ($877,661) from cash accounts composed of  $76,251 based on Moody’s rate plus 5 percentage points, $2,209 based on Moody’s rate, and ($956,122) based on notional investments in investment funds, plus ($4,981,938) based on a decrease in value and dividend equivalents on equity accounts.

PENSION BENEFITS TABLE
NEOs receive retirement benefits under a qualified defined benefit pension plan and all NEO’s except for Ms. Valy Panayiotou, also receive retirement benefits under a non-qualified SERP. The “Pension Benefits Table” shows each NEO’s number of  years of credited service, present value of accumulated benefits and payments during fiscal

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year 2022 for the qualified plan and the SERP, as applicable. The present value of the accumulated benefit is the December 31, 2022, value of the annual benefit that was earned as of December 31, 2022.
We offer two qualified defined benefit pension plans for U.S. salaried employees that provide the same benefits. One plan covers our Aerospace subsidiary’s salaried employees (“Aerospace Pension Plan) and the other covers all other U.S. salaried employees (“Ball Pension Plan”). Both plans were closed to new participants on January 1, 2022 and employees hired, or rehired, on or after this date are not eligible for these plans. The NEOs are all participants in the Ball Pension Plan. The qualified plans were designed to provide tax-qualified pension benefits that are generally available to all U.S. salaried employees. Effective January 1, 2007, we changed the formula by which the accrued pension benefit under the plans is determined. Prior to January 1, 2007, the accrued pension benefit expressed as a monthly annuity payable at age 65 was based on final average salary, covered compensation and years of service. Effective January 1, 2007, the accrued pension benefit is an accumulated annual credit based on base salary, the Social Security Wage Base (“SSWB”) and a multiplier that varies with length of service. Payments of accrued benefits earned may be in the form of an annuity, lump sum, or a combination of both, depending on the election of the participant at retirement. We also sponsor a non-qualified SERP that mirrors the pension plans and is designed to replace the benefits that would have been provided under the pension plans if they were not subject to IRS-imposed limits. Under the Code, the maximum permissible benefit from the qualified plans for retirement in 2022 is $245,000, and annual compensation exceeding $305,000 cannot be considered in computing the maximum permissible benefit under the plans. The SERP was also closed to new participants on January 1, 2022, and executives hired, or rehired (or who otherwise would have been eligible based on meeting the compensation requirement), on or after this date are not eligible for this plan. The NEOs are all participants in the SERP, except for Ms. Valy Panayiotou.
Terms for U.S.-Accrued Benefits Prior to January 1, 2007
The monthly accrued benefit for benefits earned prior to January  1, 2007, was determined according to the following formula:
■
1% times Final Monthly Average Salary plus 0.5% times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35  years,

Salary is defined as an NEO’s monthly base salary excluding bonus and incentive compensation.
Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months through December 31, 2006.
Covered Compensation is an average of the SSWB in effect during an NEO’s career. The SSWB is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced social security benefit. This portion of the benefit formula accounts for the fact that social security does not cover earnings over a certain level.
Benefit Service is an NEO’s service as a salaried employee with Ball plus any service with a predecessor plan as appropriate. Participants are 100% vested in their benefit at the time they are credited with five or more years of service with Ball.
Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant may elect to receive payment upon termination or at any time after reaching age 55. Benefits paid before age 65 are subject to reduction based on the age and service at termination. Participants who terminate employment after age 55 with at least ten years of vesting service will receive a reduction of benefit equal to 4% for each year that benefit commencement age is between 60 and 65, and a 6% reduction for each year that benefit commencement age precedes age 60. Benefits for participants not meeting these requirements are reduced for payment prior to age 65 on an actuarial equivalent basis.

Terms for U.S.-Accrued Benefits Beginning January 1, 2007
The monthly annuity, which is the equivalent of a lump sum benefit payable at age 65, is based on a percentage of the participant’s base pay each year as follows:
If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65
0 to 9 full years of benefit service	11.5% of base pay + 5% of base pay over 50% of SSWB(1)
10 to 19 full years of benefit service	13.0% of base pay + 5% of base pay over 50% of SSWB(1)
20 or more full years of benefit service	15.0% of base pay + 5% of base pay over 50% of SSWB(1)

(1)
SSWB is the maximum earnings on which the participant pays FICA tax each year. This portion of the pension formula accounts for the fact that social security does not cover earnings over a certain level.

Base pay is the NEO’s base salary during the calendar year excluding incentive compensation, severance pay or vacation payouts.
Upon termination or retirement, the vested pension benefit accrued beginning January 1, 2007 may be paid to the participant in either a lump sum or an annuity. If the benefit

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is paid prior to age 65, the benefit will be reduced by 5% compounded annually for each year the payment is made before such age.
Terms for U.S. SERP Accrued Benefits
Since the SERP mirrors the U.S. qualified pension plan, the formulas for deriving the SERP accrued benefits are the same as those described for the pension plans. The amount of retirement benefit a participant can ultimately receive from the SERP is equal to the difference between the benefit calculated without IRS limits and the benefit calculated with IRS limits. Effective January 1, 2007, the SERP was amended to provide participants with benefits accrued as of
December 31, 2006, a one-time option to elect the form of payment under which the participant will receive benefits in the future. The payment options available consist of various annuities and a lump sum. For all SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. In accordance with Code Section 409A, payments from the SERP will commence six  months after termination of employment. When determining lump sum payments, the SERP uses the same assumptions that exist in the salaried retirement plans except the interest rate used is equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled into a tax-deferred account such as an IRA.

Present Value Assumptions
The Present Value of Accumulated Benefit reported in the Pension Benefits table is based on the following assumptions, which are consistent with those used for the Consolidated Financial Statements in Ball’s Form 10-K for fiscal year ending December 31, 2022:
Discount Rate at December 31, 2021	5.47% for U.S. accounting assumptions
Mortality	Pri-2012 white collar tables projected generationally from 2012 using Scale MP-2021
Preretirement Decrements	None
Qualified Form of Pension Payment	Life Annuity—30% and Lump Sum—70%
NEO	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. Hayes	U.S. Qualified	23.88	$637,942	$0
	U.S. SERP	23.88	$1,683,558	$0
Daniel W. Fisher	U.S. Qualified	12.86	$228,454	$0
	U.S. SERP	12.86	$265,163	$0
Scott C. Morrison	U.S. Qualified	22.26	$707,070	$0
	U.S. SERP	22.26	$750,826	$0
Stacey J. Valy Panayiotou	U.S. Qualified	1.09	$22,612	$0
	U.S. SERP	1.09	$0	$0
Ronald J. Lewis	U.S. Qualified	3.33	$95,677	$0
	U.S. SERP	3.33	$123,981	$0
Charles E. Baker	U.S. Qualified	29.46	$1,172,955	$0
	U.S. SERP	29.46	$673,854	$0
OTHER POTENTIAL POST-EMPLOYMENT BENEFITS
This section provides information related to the potential post-employment benefits that could be payable or due to the NEOs under various termination scenarios. Such potential benefits may arise because of our obligation to the executive under a compensation and benefit plan, policy, practice or program that is generally available to all participants, or under an agreement specifically between Ball and the executive.
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In general, the compensation and benefit elements provided to employees, including the NEOs, are governed by plan documents, policies and practices that define the rights of a participant in the case of termination of employment. These terms and conditions apply to all employees, including the NEOs, receiving such compensation or benefit. Such compensation and benefit elements may include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.
We have entered into certain severance benefit and change-in-control agreements with the NEOs. These agreements require us to provide post-employment payments or benefits to each executive in the event of termination of employment without cause or termination following a change in control. These agreements also contain customary noncompete provisions, non- solicitation provisions, non-disparagement provisions and confidentiality covenants, and were amended and restated in 2008 to conform to Code Section 409A. We do not have employment agreements with any of the NEOs. The key provisions, terms or procedures that would apply to the NEOs for the various compensation and benefit elements under various termination scenarios are summarized below. Another table provides an estimate of the compensation payable or the value of compensation elements due to the NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2022.
Post-Employment Benefits Summary
Component	Voluntary Termination or Retirement	Death	Disability	Termination Without Cause	Termination for Cause	Termination Following a Change in Control
Cash Severance	No additional benefits received.	No additional benefits received.	No additional benefits received.	CEO—2 times base salary plus target annual incentive in a lump sum.	No additional benefits received.	All NEOs—2 times base salary plus target annual incentive in a lump sum.
All other NEOs—1.25 or 1.5 times base salary plus target annual incentive in a lump sum.
Treatment of Annual Incentives
If voluntary termination occurs mid- performance period, the NEO will forfeit the payment. NEOs who meet the criteria for retirement (combined age and service years of 70 or above with minimum age of 55) will receive a prorated portion of the award at the end of the performance period if the performance goal is attained.
		If death occurs mid-performance period, NEOs’ beneficiaries receive a prorated portion of the award at the end of the performance period if the performance goal is attained.	If disability occurs mid-performance period, NEOs receive a prorated portion of the award at the end of the performance period if the performance goal is attained.
If terminated mid-performance period, the NEO will forfeit. NEOs who meet the criteria for retirement (combined age and service years of 70 or above with minimum age 55) will receive a prorated portion of the award at the end of the performance period if the performance goal is attained.
					Any payment is forfeited.	If terminated mid-performance period, NEOs receive a prorated portion of the target award.
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Component	Voluntary Termination or Retirement	Death	Disability	Termination Without Cause	Termination for Cause	Termination Following a Change in Control
Treatment of Long-Term Cash Incentives
If voluntary termination occurs mid-performance period, the NEO will forfeit the payment. NEOs who meet the criteria for retirement (combined age and service years of 70 or above with minimum age of 55) will receive the full award at the end of the performance period if the performance goal is attained, contingent upon signing a noncompetition agreement.
		If death occurs mid-performance period, NEOs’ beneficiaries receive the full award at the end of the performance period if the performance goal is attained.	If disability occurs mid-performance period, NEOs receive the full award at the end of the performance period if the performance goal is attained.
If termination occurs mid- performance period, NEOs who meet the criteria for retirement (combined age and service of 70 or above with minimum age 55) receive the full award at the end of the performance period if the performance goal is attained, contingent upon signing a noncompetition agreement.
					Any payments are forfeited.	NEOs receive a lump sum payment prorated based on the performance at target.
Treatment of Restricted Stock Units	All unvested RSUs are forfeited.	All unvested RSUs vest.	All unvested RSUs vest.	All unvested RSUs are forfeited.	All unvested RSUs are forfeited.	All unvested RSUs vest.
Treatment of Performance- Contingent RSUs
If voluntary termination occurs mid- performance period, the NEO will forfeit the award. For NEOs who meet the criteria for retirement (combined age and service years of 70 or above with minimum age of 55) and who have signed a noncompetition agreement, unvested PC-RSUs will vest at the end of the performance period if the performance measure is achieved.
		All unvested PC-RSUs vest at the end of the performance period if the performance measure is achieved.	All unvested PC-RSUs vest at the end of the performance period if the performance measure is achieved.
For NEOs who meet the criteria for retirement (combined age and service of 70 or above with minimum age of 55) and who have signed a noncompetition agreement, unvested PC-RSUs will vest at the end of the performance period if the performance measure is achieved.
					Any awards are forfeited.	All unvested PC-RSUs vest.
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Component	Voluntary Termination or Retirement	Death	Disability	Termination Without Cause	Termination for Cause	Termination Following a Change in Control
Treatment of Stock Options/ SARs
Awards granted before 2017. For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service, and who have signed a noncompetition agreement, unvested options/SARs will continue to vest under the normal schedule and vested options/ SARs will remain exercisable for a maximum of 5 years (ISO tax treatment is only available for 90 days). For all other NEOs, unvested options/SARs are forfeited and vested options/SARs remain exercisable for a maximum of 30 days. Awards granted in 2017 or later. Treatment of awards remains the same, except NEOs who voluntarily retire must have combined age and service years of 70 or above (minimum age of 55) and sign a noncompetition agreement for continued vesting of unvested options/SARs.
		All options/SARs vest.	Options/SARs continue to vest pursuant to the original vesting schedule.
Awards granted before 2017. For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service, and who have signed a noncompetition agreement, unvested options/SARs will continue to vest under the normal schedule and vested options/ SARs will remain exercisable for a maximum of 5 years (ISO tax treatment is only available for 90 days). For all other NEOs, unvested options/SARs are forfeited and vested options/ SARs remain exercisable for a maximum of 30 days. Awards granted in 2017 or later. Treatment of awards remains the same, except NEOs who voluntarily retire must have combined age and service years of 70 or above (minimum age of 55).
Any awards are forfeited.
All options/SARs vest and in lieu of common stock issuable upon exercise, the NEOs are paid a lump sum amount equal to the number of outstanding shares underlying the options/SARs multiplied by the excess of the closing stock price on the date of termination over the exercise price.

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Component	Voluntary Termination or Retirement	Death	Disability	Termination Without Cause	Termination for Cause	Termination Following a Change in Control
Treatment of Deposit Share Program RSUs
NEOs who voluntarily terminate forfeit any unvested award. NEOs who meet the criteria for retirement (combined age and service years of 70 or above with minimum age of 55) receive a prorated portion of unvested RSUs.
		All unvested RSUs vest.	All unvested RSUs vest.	NEOs who meet the criteria for retirement (combined age and service years of 70 or above minimum age of 55) receive a prorated portion of unvested RSUs.	Any award is forfeited.	All unvested RSUs vest.
Retirement Benefits	No additional benefits received.	No additional benefits received.	No additional benefits received.	CEO—Paid a lump sum amount equal to an additional 2 years of service credited.	No additional benefits received.	All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited.
All other NEOs—Paid a lump sum amount equal to an additional 1.5 years of service credited.
Health and Welfare Benefits	No additional benefits received.	No additional benefits received.	Continued for period of disability.	CEO—Continued for 2 years.	No additional benefits received.	All NEOs—Continued for 2 years.
All other NEOs— Continued for 1.5 years.
Other Benefits	NEOs who voluntarily retire with combined age and service years of 70 or above (minimum age of 55) receive financial planning services valued at up to $10,000 per year for two years.	No additional benefits received.	For all NEOs, insurance provides long-term disability payment of up to $15,000 per month.	For all NEOs, outplacement benefits valued at $20,000 and financial planning services valued at up to $10,000 per year for two years.	No additional benefits received.	For all NEOs, outplacement benefits valued at $20,000 and payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.
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A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by us for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. Generally, a Constructive Termination can occur after a change in control, and means any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. Payments associated with a termination following a change in control will be triggered if both of the following two events occur:
■
There is a change in control. Generally, a “change in control” means (i) an acquisition by any person of 30% or more of Ball’s voting shares, (ii) a merger in which Ball’s shareholders before the merger own 50% or less of Ball’s voting shares after the merger, (iii) shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of Ball’s assets, or (iv) during any two-year look-back period, a majority of the members of the Board of Directors changes, unless the election or nomination for election by the Corporation’s stockholders of each new director was approved by the vote of two-thirds of the directors who were board members at the beginning of the two-year look-back period; and

■
The executive is terminated in either an Actual Termination not for cause or a Constructive Termination.

With respect to change-in-control agreements executed prior to 2010, in the event benefits are paid because of a change in control and such benefits are subject to Code Section 280G, Ball would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. Since 2010, our change-in-control agreements have excluded excise tax reimbursement.
The following table represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 31, 2022, with stock awards and unexercisable stock options benefit values based on Ball’s December 31, 2022, stock price of $51.14 and performance-based RSUs using a payout at target.
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NEO		Voluntary	Death	Disability	Without Cause	For Cause	Change in Control
John A. Hayes	Cash Severance	$—	$—	$—	$4,276,996	$—	$4,276,996
	Long-Term Cash Incentive	3,260,000	3,260,000	3,260,000	3,260,000	—	1,630,000
	Outstanding Stock Awards	—	—	—	—	—	—
	Outstanding Performance Awards	3,879,583	3,879,583	3,879,583	3,879,583	—	3,879,583
	Unexercisable Stock Options	21,534	21,534	21,534	21,534	—	21,534
	Retirement Benefits	—	—	—	313,932	—	313,932
	Health & Welfare	—	—	—	47,377	—	48,976
	Perquisites	20,000	—	—	40,000	—	20,000
	Total	$7,181,117	$7,161,117	$7,161,117	$11,839,423	$—	$10,191,022
Daniel W. Fisher	Cash Severance	$—	$—	$—	$5,532,462	$—	$5,532,462
	Long-Term Cash Incentive	—	1,594,000	1,594,000	—	—	697,000
	Outstanding Stock Awards	—	715,960	715,960	—	—	715,960
	Outstanding Performance Awards	—	1,940,456	1,940,456	—	—	1,940,456
	Unexercisable Stock Options	—	4,752	4,752	—	—	4,752
	Retirement Benefits	—	—	—	247,677	—	247,677
	Health & Welfare	—	—	—	37,929	—	52,641
	Perquisites	—	—	—	40,000	—	20,000
	Total	$—	$4,255,168	$4,255,168	$5,858,068	$—	$9,210,948
Scott C. Morrison	Cash Severance	$—	$—	$—	$2,350,536	$—	$3,134,048
	Long-Term Cash Incentive	722,000	722,000	722,000	722,000	—	361,000
	Outstanding Stock Awards	—	—	—	—	—	—
	Outstanding Performance Awards	859,203	859,203	859,203	859,203	—	859,203
	Unexercisable Stock Options	4,931	4,931	4,931	4,931	—	4,931
	Retirement Benefits	—	—	—	204,216	—	284,980
	Health & Welfare	—	—	—	37,182	—	51,639
	Perquisites	20,000	—	—	40,000	—	20,000
	Total	$1,606,134	$1,586,134	$1,586,134	$4,218,067	$—	$4,715,800
Stacey J. Valy Panayiotou	Cash Severance	$—	$—	$—	$1,093,750	$—	$1,750,000
	Long-Term Cash Incentive	—	310,000	310,000	—	—	224,667
	Outstanding Stock Awards	—	306,840	306,840	—	—	306,840
	Outstanding Performance Awards	—	351,843	351,843	—	—	351,843
	Unexercisable Stock Options	—	—	—	—	—	—
	Retirement Benefits	—	—	—	34,665	—	54,092
	Health & Welfare	—	—	—	1,080	—	3,038
	Perquisites	—	—	—	40,000	—	20,000
	Total	$—	$968,683	$968,683	$1,169,495	$—	$2,710,480
Ronald J. Lewis	Cash Severance	$—	$—	$—	$2,174,873	$—	$2,899,831
	Long-Term Cash Incentive	—	604,000	604,000	—	—	292,667
	Outstanding Stock Awards	—	755,491	755,491	—	—	755,491
	Outstanding Performance Awards	—	718,312	718,312	—	—	718,312
	Unexercisable Stock Options	—	—	—	—	—	—
	Retirement Benefits	—	—	—	126,431	—	177,369
	Health & Welfare	—	—	—	35,206	—	48,976
	Perquisites	—	—	—	40,000	—	20,000
	Total	$—	$2,082,555	$2,082,555	$2,376,510	$—	$4,917,398
Charles E. Baker	Cash Severance	$—	$—	$—	$1,315,952	$—	$2,105,524
	Long-Term Cash Incentive	455,000	455,000	455,000	455,000	—	225,000
	Outstanding Stock Awards	66,175	204,560	204,560	204,560	—	204,560
	Outstanding Performance Awards	541,317	541,317	541,317	541,317	—	541,317
	Unexercisable Stock Options	2,822	2,822	2,822	2,822	—	2,822
	Retirement Benefits	—	—	—	142,359	—	234,219
	Health & Welfare	—	—	—	17,927	—	30,775
	Perquisites	11,000	—	—	31,000	—	20,000
	Total	$1,076,314	$1,203,699	$1,203,699	$2,710,937	$—	$3,364,216
BALL CORPORATION 2023 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION

CEO PAY RATIO
The total annual compensation of our median employee, not including our CEO, was $80,938. This total compensation amount includes salary paid in the fiscal year, bonuses, non-equity incentive plan compensation (even if paid in the following fiscal year), change in pension value, company contributions to defined contribution plans, and other required compensation calculated in a manner consistent with Item 402 of SEC Regulation S-K. The total annual compensation of our CEO, as reported in the Summary Compensation Table and annualized to account for Mr. Fisher’s promotion to CEO in April 2022, was $6,953,149. For 2022, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee was 86 to 1.
To identify our median-paid employee from our total, global workforce, we used the methodology, material assumptions, adjustments and estimates described below:
■
We used annual base salary as the “consistently applied compensation measure” rather than total compensation as calculated under the Summary Compensation Table disclosure rules.

■
We determined our median employee as of October 31, 2022.

■
As of our October 31 determination date, our total, global workforce was 21,405 employees, consisting of 10,492 U.S. employees and 10,913 non-U.S. employees.

■
All non-U.S. employees’ pay was converted into USD using exchange rates based on our determination date.

■
We excluded, under the de minimis exception to the pay ratio rule, all employees in Paraguay (328), Myanmar (121), Turkey (139), Italy (137) and Chile (261), or 987 employees out of a total of 21,405 employees.

PAY VERSUS PERFORMANCE
Fiscal year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)		Compensation Actually Paid to First PEO(2)	Compensation Actually Paid to Second PEO(2)		Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)	EVA®(5) (in millions)
									Total Shareholder Return	Peer Group Total Shareholder Return(4)
2022	$9,355,973		$6,839,380	$(13,778,165)		$(1,197,919)	$2,920,660	$(968,660)	$81	$103	$719	$63.7
2021	$13,924,380	$	N/A	$17,348,994	$	N/A	$4,348,433	$4,895,797	$152	$128	$878	$289.8
2020	$13,875,858	$	N/A	$46,128,593	$	N/A	$3,339,322	$9,252,715	$145	$118	$585	$271.2
The following table identifies the three most important financial performance measures used to link the compensation paid to our CEO and other NEOs. The role of each of these performance measures is discussed in detail in the CD&A section.
Most Important Performance Measures(5)
EVA®
TSR
ROAIC

(1)
As referenced in the “Chief Executive Officer Transition” section, Mr. Hayes transitioned from CEO to Chairman of the Board and Mr. Fisher succeeded Mr. Hayes as CEO in April 2022. The Summary Compensation Table totals for 2020 and 2021 for the First PEO are values for Mr. Hayes that were included in the 2021 and 2022 Proxy statements. Summary Compensation Table totals for 2022 for the Second PEO reflects the value for Mr.  Fisher, as he was promoted to CEO in April 2022.

(2)
The non-PEO NEOs represented in the table are as follows:
2022—Mr. Morrison, Ms. Valy Panayiotou, Mr. Lewis, and Mr. Baker
2021—Mr. Morrison, Mr. Fisher, Mr. Lewis, and Mr. Baker
2020—Mr. Morrison, Mr. Fisher, Ms. Pauley, and Mr. Baker

(3)
Values have been calculated as prescribed by the SEC and the fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

64 | WWW.BALL.COM/INVESTORS

EXECUTIVE COMPENSATION

PEO SCT Total to CAP Reconciliation
Prior FYE	12/31/2019	12/31/2020	12/31/2021	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022	12/31/2022
Fiscal Year	2020—1st PEO	2021—1st PEO	2022—1st PEO	2022—2nd PEO
SCT Total	$13,875,858	$13,924,380	$9,355,973	$6,839,380
− Defined Benefit Pension Compensation included in SCT	$(450,696)	$(186,605)	$—	$—
+ ASC Service Cost for All Defined Benefits Plans in Fiscal Year	$145,018	$149,468	$144,577	$54,840
− Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(6,080,002)	$(6,520,023)	$(6,519,959)	$(5,213,423)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$13,460,031	$6,283,459	$1,153,420	$1,550,659
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$22,372,515	$4,883,938	$(16,788,025)	$(4,004,324)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$2,801,549	$(1,185,622)	$(1,124,151)	$(425,050)
− Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—
+ Dividends Accrued not included in Fair Values	$4,320	$—	$—	$—
Compensation Actually Paid	$46,128,593	$17,348,994	$(13,778,165)	$(1,197,919)
Non-PEO NEO SCT Total to CAP Reconciliation
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2022	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$3,339,322	$4,348,433	$2,920,660
− Defined Benefit Pension Compensation included in SCT	$(220,868)	$(107,202)	$(39,202)
+ ASC Service Cost for All Defined Benefits Plans in Fiscal Year	$63,608	$58,044	$38,432
− Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(1,068,010)	$(1,674,848)	$(1,449,618)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,364,371	$1,640,084	$271,498
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$4,083,753	$834,008	$(2,546,960)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$139,155
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$687,107	$(202,756)	$(302,626)
− Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
+ Dividends Accrued not included in Fair Values	$3,433	$34	$—
Compensation Actually Paid	$9,252,715	$4,895,797	$(968,660)

(4)
Our Peer Group TSR is the Dow Jones Containers & Packaging Index (DJCPI). The majority of Ball’s sales and earnings are generated from our global packaging business, and members of the DJCPI compete across similar markets and product categories for rigid packaging and secondary packaging. In comparison to the peers in the DJCPI in 2022, Ball was the only company to sell a wholly owned Russian beverage packaging business due to the war in Ukraine, resulting in the loss of notable sales and earnings. In addition relative to the capital invested in our Americas beverage packaging businesses, retail shelf price increases dampened demand for our products resulting in lower returns on capital than expected. In response the company right sized its manufacturing footprint for current demand conditions in advance of anticipated volume recovery in 2023 and beyond.

(5)
Our Company Selected Measure is EVA® as it is the lens used for our strategic decisions. When Ball generates EVA® and focuses on continued EVA® growth, there is a direct correlation to future shareholder value. There is an 80% correlation between our total executive compensation actually paid compared to our EVA® performance and our total shareholder return over the past three years, given that at least 75% of total executive compensation made up of variable, at-pay compensation directly linked to our three most important performance measures noted above.

BALL CORPORATION 2023 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION

CAP vs. EVA®
$60.0
$40.0
$20.0
$0.0
($20.0)
$400
$300
$200
$100
$0
Compensation Actually Paid (CAP) ($ millions)
EVA® ($ millions)
2020
2021
2022
Total CAP to PEOs
Avg CAP to Non-PEO NEOs
EVA®

CAP vs. TSR
$60.0
$40.0
$20.0
$0.0
($20.0)
Compensation Actually Paid (CAP) ($ millions)
$200
$150
$100
$50
$0
Total Shareholder Return (TSR) Value of Initial Fixed $100 Investment
2020
2021
2022
Total CAP to PEOs
Avg CAP to Non-PEO NEOs
Company TSR
Peer TSR

CAP vs. Net Income
$60.0
$40.0
$20.0
$0.0
($20.0)
Compensation Actually Paid (CAP) ($ millions)
$1,000
$800
$600
$400
$200
$0
Net Income ($ millions)
2020
2021
2022
Total CAP to PEOs
Avg CAP to Non-PEO NEOs
Net Income

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the shares of common stock which may be issued under Ball’s existing compensation plans, as of December 31, 2022.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	9,351,884	$52.07	12,933,109
Equity compensation plans not approved by security holders	—	—	—
Total	9,351,884	$52.07	12,933,109
66 | WWW.BALL.COM/INVESTORS

STOCK OWNERSHIP INFORMATION
BENEFICIAL OWNERSHIP

The following table lists the beneficial ownership of Ball common stock by our directors, all individuals who served as either CEO or CFO during the last fiscal year, Ball’s three other highest paid executive officers during the last fiscal year and, as a group, all of such individuals and our other executive officers as of the close of business on March 1, 2023.
Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(2)	Number of Shares Which Become Available or Subject to Options Exercisable or Which Become Exercisable Within 60 Days of March 1, 2023(3)	Deferred Share or Stock Unit Equivalent(4)	Restricted Stock Unit Shares or Units(5)
Common	Charles E. Baker	467,888 (6)	*	253,662	114,516	22,883
Common	John A. Bryant	4,914	*	1,914	4,916	14,970
Common	Michael J. Cave	8,200	*	—	6,412	37,054
Common	Daniel W. Fisher	394,426 (7)	*	273,106	20,438	103,145
Common	John A. Hayes	2,547,909	*	2,011,961	743,114	89,986
Common	Dune E. Ives	1,914	*	1,914	—	3,597
Common	Ronald J. Lewis	98,171	*	76,622	9,368	40,472
Common	Pedro H. Mariani	10,914	*	1,914	—	65,542
Common	Scott C. Morrison	946,834	*	465,560	306,630	29,548
Common	Georgia R. Nelson	22,914	*	1,914	72,810	98,214
Common	Cynthia A. Niekamp	12,914	*	1,914	—	30,858
Common	Todd A. Penegor	3,000	*	—	—	11,007
Common	Cathy D. Ross	—	*	—	9,851	17,175
Common	Betty Sapp	4,776	*	1,914	1,518	10,929
Common	Stuart A. Taylor II	119,356	*	—	3,731	180,570
Common	Stacey J. Valy Panayiotou	28,088	*	10,038	—	18,939
Common	All of the above and present executive officers as a group (19)	4,794,733 (8)	1.5	3,190,792	1,333,195	803,683

(1)
For individual beneficial owners, this represents sole voting and dispositive investment power, unless otherwise noted.

(2)
* Indicates less than 1% ownership.

(3)
Includes RSUs that may vest or options that may vest or be acquired upon exercise during the next 60 days.

(4)
These deferred shares or stock units are equivalent to an equal number of shares of common stock that have been deferred to the Ball Corporation Deferred Compensation Company Stock Plans, with no voting rights or dispositive investment power with respect to the underlying common stock prior to its issuance.

(5)
These Restricted Stock Shares or Restricted Stock Units have no voting rights or dispositive investment power.

(6)
Includes 125,295 shares held by an entity controlled by Mr. Baker, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest, as well as 800 shares owned by his children as to which he disclaims beneficial ownership.

(7)
Includes 11,421 shares owned by Mr. Fisher’s spouse, as to which he disclaims beneficial ownership.

(8)
Includes 11,421 shares to which beneficial ownership is disclaimed. In addition, no shares have been pledged as security.

DELINQUENT SECTION 16(a) REPORTS

To our knowledge, based solely upon a review of the copies of the forms furnished to us and/or written representations from certain reporting persons, we believe that all filing requirements under Section 16(a) applicable to officers and directors were met during the fiscal year ended December 31, 2022.
BALL CORPORATION 2023 PROXY STATEMENT | 67

STOCK OWNERSHIP INFORMATION

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

At the close of business on March 1, 2023, there were outstanding 314,395,135 shares of common stock. Each of the shares of common stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.
Based on Schedule 13-G filings with the “SEC”, the following table indicates the beneficial owners of more than 5% of Ball’s outstanding common stock as of December 31, 2022:
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	35,462,609 (1)	11.30
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	23,377,145 (2)	7.4
Parnassus Investments, LLC 1 Market Street, Suite 1600 San Francisco, California 94105	15,021,949 (3)	5.519

(1)
No shares with sole power to vote or direct to vote.
412,414 shares with shared power to vote or direct to vote.
34,240,256 shares with sole power to dispose of or to direct the disposition of.
1,222,353 shares with shared power to dispose of or to direct the disposition of.

(2)
21,226,053 shares with sole voting power.
23,377,145 shares with sole dispositive power.
No shares with shared voting power and shared dispositive power.

(3)
15,021,949 shares with sole voting power.
15,021,949 shares with sole dispositive power.
No shares with shared voting power.
No shares with shared dispositive power.

68 | WWW.BALL.COM/INVESTORS

AUDIT MATTERS
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP, Ball’s independent auditor, for 2022 and 2021.
The Audit Committee’s Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by us to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee has considered the non-audit services provided during 2021 and 2020 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor’s independence. The Committee believes the fees paid to the independent auditor in respect of the services were appropriate, necessary and cost-efficient in the management of Ball’s business and are compatible with maintaining the auditor’s independence. The Committee requires management and the independent auditor to confirm these findings as well. The Audit Committee preapproved 100% of the fees paid in 2022 and 2021 for services that were provided by PricewaterhouseCoopers LLP.

(In millions)	Fiscal 2022	Fiscal 2021
Audit Fees	$10.9	$12.1
Audit-Related Fees	0.5	0.1
Tax Fees	0.9	1.3
All Other Fees	—	—
Audit fees included the audit of Ball’s annual Consolidated Financial Statements, reviews of quarterly reports and the auditor’s report under the Sarbanes-Oxley Act of 2002, together with fees for statutory and subsidiary audits, SEC registration statements, comfort letters and consents.
Audit-related services consisted principally of consultations related to our acquisitions and divestitures, audits of employee benefit plans, audits of carve-out financial statements and pending accounting pronouncements.
Tax fees consist principally of tax compliance matters related to tax audits, return preparation fees and fees for tax consultations.

BALL CORPORATION 2023 PROXY STATEMENT | 69

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Ball’s Board consists of non- employee directors who are independent under the NYSE Listing Standards and SEC rules.
Management is responsible for monitoring the performance of PricewaterhouseCoopers LLP, the independent auditor, and for Ball’s
■
accounting policies;

■
system of internal accounting controls over financial reporting;

■
disclosure controls and procedures;

■
Internal Audit Department; and

■
compliance with laws, regulations and applicable ethical business standards.

The independent auditor is responsible for performing an audit of our Consolidated Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon as well as issuing an opinion on the effectiveness of our internal control over financial reporting.
The Committee’s responsibility is to monitor and oversee the internal controls over financial reporting and disclosure controls and procedures, and to engage and evaluate the independent auditor. Management has represented to the Committee that Ball’s financial statements for the year ended December 31, 2022, were prepared in accordance with U.S. GAAP, and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by the Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.
Ball’s independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee has discussed with the independent auditor that firm’s independence and that firm’s internal quality control procedures, peer reviews and any investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.
Based upon the Committee’s review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by PCAOB Rule 3526), the Committee recommended to the Board that the audited Consolidated Financial Statements in Ball’s Annual Report on Form 10-K, including management’s and the independent auditor’s opinion of Ball’s effectiveness of internal control over financial reporting as of December 31, 2022, be filed with the SEC.
The foregoing report has been furnished by the following members of the Audit Committee:
Cathy D. Ross
John A. Bryant
Michael J. Cave
Todd A. Penegor

70 | WWW.BALL.COM/INVESTORS

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
VOTING ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors was historically divided into three classes with directors serving staggered three-year terms. In our 2022 Proxy Statement, we included a proposal to amend our Articles of Incorporation to declassify the Board over the following three years. On April 27, 2022, the Shareholders approved the proposal. The amendment to the Articles eliminates the classification of the Board over a three-year period and will provide for the annual election of all directors beginning at the 2025 Annual Meeting of Shareholders. On April 26, 2023, three nominees are to be elected to serve as directors until the 2024 Annual Meeting of Shareholders. Unless otherwise instructed on the accompanying proxy, the individuals named in the proxy intend to vote for nominees Cathy D. Ross, Betty J. Sapp and Stuart A. Taylor II to hold office as directors until the 2024 Annual Meeting of Shareholders (Class II), or, in each case, until his or her respective successor is elected and qualified. Proxies may not be voted for more than three nominees.
Each of the nominees has consented to be named as a candidate in the Proxy Statement and has agreed to serve if elected. If, for any reason, any nominee becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.
John A. Hayes, who has served as a director since 2010 and chairman since 2013 and served as Ball’s CEO from 2011 to 2022 has decided not to seek reelection to the Board of Directors in 2023. The Company wishes to express its sincere appreciation to Mr. Hayes for his contributions to the Company and its Shareholders during his tenure as CEO and director.
Under Ball’s Amended Articles of Incorporation, as amended, in an uncontested election (which we expect at this Annual Meeting), directors are elected by a majority of the votes cast by the shares entitled to vote on the matter at a meeting at which a quorum is present. If a nominee receives more “against” than “for” votes, Ball’s Bylaws provide that the director must tender a resignation and the Nominating and Corporate Governance Committee must make a recommendation to the Board on whether to accept the resignation. The relevant provisions can be found in Ball’s Bylaws which are on our website at www.ball.com/investors.

The Board of Directors recommends a vote FOR the election of each director nominee named.
BALL CORPORATION 2023 PROXY STATEMENT | 71

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
PricewaterhouseCoopers LLP has been retained as our external auditor continuously for many years. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the independent external auditor is in the best interest of Ball and our investors.
We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.
Representatives of PricewaterhouseCoopers LLP will attend the 2023 virtual Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, and to respond to appropriate questions.
To approve the selection of auditors, at a meeting at which a quorum is present, more votes must be cast “for” the proposal than are cast “against” it.
In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ball and our shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Ball’s independent registered public accounting firm.
72 | WWW.BALL.COM/INVESTORS

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

VOTING ITEM 3—ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF NEO’S

We are asking our shareholders to provide advisory approval of the compensation of our NEOs, as we have described it in the “Executive Compensation” section of this Proxy Statement. While this vote is advisory and is not binding on us, it will provide useful information to our management team and our Human Resources Committee regarding our shareholders’ views about our executive compensation philosophy, policies and practices. The HR Committee will be able to consider these views when determining executive compensation for the balance of 2023 and beyond.
Our compensation program is designed to accomplish several goals: to foster a pay-for-performance and management-as-owners culture that aligns the interests of management with shareholders; to deliver on strategic objectives and results; to provide competitive and reasonable compensation opportunities; and to support recruitment and retention of key executives. We believe that offering several compensation elements that incorporate multiple absolute and relative performance metrics and measurement periods promotes our compensation goals. In addition, we believe that making the compensation program consistent and transparent demonstrates our commitment to stakeholders and ensures that Ball employees understand the company’s expectations. In aggregate, our approach ensures accountability to our shareholders.
In the course of establishing the 2022 compensation program and awarding compensation, and after reviewing data and analyses regarding comparable market compensation, our management team and our Human Resources Committee determined the use and metrics of performance-based incentives to motivate our NEOs to achieve current and long-term business goals. Our management team and the HR Committee received advice and counsel on the program from an independent compensation consultant, which provided no other services to us other than those provided directly to or on behalf of the HR Committee. We believe our 2022 executive compensation program reflects best practices and was designed to balance risk and reward.

VOTE REQUESTED
We believe the information we have provided above and within the “Executive Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program in respect of our NEOs was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution, the results of which will be considered by the Board.
RESOLVED: That the shareholders of Ball Corporation hereby approve, on an advisory basis, the compensation of the individuals identified in the “Summary Compensation Table,” as disclosed in the Ball Corporation 2023 Proxy Statement pursuant to Item 402 of Regulation S-K which disclosure includes the “Executive Compensation Discussion and Analysis” section, the compensation tables and the accompanying footnotes and narratives within and following the “Executive Compensation Discussion and Analysis” section of such Proxy Statement.
The Board of Directors recommends a vote FOR the advisory (non-binding) vote approving compensation of the Corporation’s named executive officers.
BALL CORPORATION 2023 PROXY STATEMENT | 73

VOTING AND MEETING INFORMATION
VIRTUAL MEETING

This year’s Annual Meeting will be held in a virtual format through a live webcast.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BALL2023, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or Voting Information Form, or in the email sending the Proxy Statement to you. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.
Questions may be submitted through www.virtualshareholdermeeting.com/BALL2023 either before (during check-in) or during the Annual Meeting. We will answer as many shareholder-submitted questions as time permits.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the meeting on April 26, 2023.
Although the live webcast is available only to shareholders at the time of the meeting, a webcast replay and answers to all questions asked by investors during the Annual Meeting will be posted to our website, www.ball.com/investors under “News & Presentations.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving the Proxy Statement? You are receiving the Proxy Statement because you owned shares of Ball Corporation common stock on March 1, 2023, the record date, and that entitles you to vote at the Annual Meeting. The Board is soliciting your proxy to vote at the scheduled 2023 Annual Meeting or at any later meeting should the scheduled Annual Meeting be adjourned or postponed for any reason. Your proxy will authorize specified people (proxies)
to vote on your behalf at the Annual Meeting in accordance with your written instructions. Using a proxy enables you to vote even if you do not attend the virtual meeting.
What will I be voting on? The matters that will be presented for a vote and the Board’s recommendations are shown below:

	Proposal			Board’s Voting Recommendation
1	To elect three Class II director nominees to serve for a one-year term expiring at the annual meeting in 2024			FOR each nominee
	■ Cathy D. Ross	■ Betty J. Sapp	■ Stuart A. Taylor II
2	To ratify the appointment of PricewaterhouseCoopers LLP as Ball’s independent registered public accounting firm for 2023			FOR
3	To approve, by non-binding advisory vote, the compensation of our named executive officers			FOR
Could other matters be decided at the Annual Meeting? We do not know of any other matters that will be raised at the Annual Meeting. The Chairman will allow presentation of a proposal or a nomination for the Board from the floor at the Annual Meeting only if the proposal or nomination was properly submitted. The proxies will have discretionary authority, to the extent permitted by law, to vote for or against other matters that may properly come before the Annual Meeting as those individuals deem advisable.
How many votes can I cast? Each share of Ball Corporation common stock is entitled to one vote on each of the three directors to be elected and one vote on each other matter that is properly presented at the Annual Meeting.
How do I vote if I am a record holder? If you are a record holder of shares, that is, the shares are registered in your name and not the name of your broker or other nominee, we urge you to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with

74 | WWW.BALL.COM/INVESTORS

VOTING AND MEETING INFORMATION

your instructions. You may submit your proxy by telephone or electronically as instructed on page 2 of the Proxy Statement and on your proxy card, or you can complete, sign, date and mail your proxy card if you request a paper copy of the proxy materials. You may also vote by attending the virtual Annual Meeting, or sending a personal representative to the Annual Meeting with an appropriate proxy. Unless you or a personal representative plan to attend and vote at the meeting, your vote must be received no later than 11:59 P.M. (EDT) on Tuesday, April 25, 2023.
How do I vote if I hold my shares under the Employee Stock Purchase Plan (“ESPP”) or the 401(k) Plan? Plan participants may vote their shares in the manner set forth above. However, shares held through the ESPP or the 401(k) Plan must be voted by 11:59 P.M. (EDT) on Sunday, April 23, 2023. The Trustee of the 401(k) Plan will vote the unvoted shares for each voting item in the same proportion as the voted shares for each item. The Administrator of the ESPP will vote the unvoted shares for that Plan in accordance with the Board of Directors’ recommendations.
How do I vote if I hold my shares in “street name” through a bank or broker? If you hold your shares as a beneficial owner through a bank, broker or other nominee, that entity will send you specific instructions. You must provide voting instructions to your bank, broker or other nominee by the deadline stated in the materials they provide to ensure your shares are voted in the way you would like. If you do not provide instructions to your bank, broker or other nominee, that entity will only be permitted to vote on the proposal to approve the appointment of independent auditors. Brokerage firms and other nominees that do not receive voting instructions from their clients on the proposal to elect directors or the proposal to approve our executive compensation may not vote on those items. This will result in so-called “broker non-votes”.
What is the effect of abstentions and broker non-votes? Broker non-votes and abstentions will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval for an item, and will have no effect on the outcome of any vote.
How can I change my vote? Shareholders of record may revoke their proxies or change their votes in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary; by voting again by telephone or via the Internet; by voting in writing if they requested their materials in paper copy; or by voting at the virtual meeting. Simply attending the Annual Meeting will not revoke a proxy. If you hold shares in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting virtually and voting in person.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

To be eligible for inclusion in our Proxy Statement for the 2024 Annual Meeting of Shareholders, shareholder proposals must be received in writing by the Corporate Secretary at Ball’s principal executive offices, 9200 W. 108th Circle, Westminster, CO 80021, by November 13, 2023.
If a shareholder desires to bring business before the 2024 Annual Meeting of Shareholders without submitting a proposal for inclusion in the Proxy Statement, we must receive written notice of the shareholder proposal, at our principal executive offices between December 26, 2023, and January 25, 2024, or the proposal may be considered untimely. The appointed proxies may exercise their discretionary authority to vote previously solicited proxies against any such proposal if it is raised at the 2024 Annual Meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders, cost savings for companies, and less waste.
A number of brokers may be householding our proxy materials. That means a single Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If you receive notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you specifically request separate copies of these documents. If, at any time, you no longer

BALL CORPORATION 2023 PROXY STATEMENT | 75

VOTING AND MEETING INFORMATION

wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker to discontinue householding and direct your written request to receive a separate Proxy Statement and Annual Report to us at: Ball Corporation, Attention: Investor Relations, 9200 W. 108th Circle,
Westminster, Colorado 80021 or call Investor Relations at 303-460-3537. Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

SOLICITATION AND OTHER MATTERS

We will pay the cost of soliciting proxies. Georgeson Inc. has been retained to assist in the solicitation of proxies for a fee of $10,000. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and Ball employees, without additional compensation, as well as by employees of Georgeson Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material, Annual Report and other shareholder materials to the beneficial owners of common stock where those owners request such materials.
As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the individuals named in the accompanying proxy shall have authority to vote such proxy as to any other matters that properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.
By Order of the Board of Directors, Charles E. Baker Corporate Secretary
March 15, 2023
Westminster, Colorado

76 | WWW.BALL.COM/INVESTORS

Drive for 10

Drive for 10 is a mindset around perfection, with a greater sense of urgency around our future success.

Ball Corporation (NYSE: BALL) supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products, and aerospace and other technologies and services to commercial and governmental customers. Founded in 1880, the company employs 21,000 people worldwide.

PACKAGING

AEROSPACE

Drive for 10

We know what is important.

To reach our goals and achieve long-term success, we must excel in these areas:

- **Customer Focus**
  We must be a strategic partner to help our customers win.
- **Sustainability**
  We must be responsible for what we make, how we make it, and how we treat the people we work and live with, focusing on our economic, environmental, and social impacts.
- **People and Culture Focus**
  We must leverage the power of "we, not me" to attract and cultivate the best people, providing them with a safe, healthy and inclusive working environment where everyone belongs and can bring their authentic selves to work.
- **Operational Excellence**
  We must continually drive efficiencies to improve the sustainability and competitiveness of our products and operations.
- **Innovation and Business Development**
  We must proactively develop products and solutions for our customers' and consumers' biggest challenges, while driving profitable growth.

Drive for 10

We know where we are going.

We believe the bottom line and greater good both benefit from focusing on the long view. We will continually strive for excellence and long-term sustainable growth as we pursue our strategy of:

- **Maximizing value in all of our businesses**
- **Expanding into new products and capabilities**
- **Aligning ourselves with the right customers and markets**
- **Broadening our geographic reach**
- **Leveraging our know-how and technological expertise to provide a competitive advantage**

Drive for 10

We know who we are.

Proud of our rich history, we recognize the whole of our company is greater than the sum of its parts. Most importantly, we believe in our people, our culture, and our ability to deliver value to all our stakeholders. We embrace diversity and foster inclusivity because we are "One Ball," valuing:

- **Uncompromising Integrity**
- **Being Close to Our Customers**
- **Behaving Like Owners**
- **Focusing on Attention to Detail**
- **Being Innovative**

Ball and Ball are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

Ball Corporation
9200 W. 108th Circle
Westminster, Colorado 80021
www.ball.com

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BALL CORPORATION ATTN: CHARLES E. BAKER 9200 W. 108TH CIRCLE WESTMINSTER, CO 80021 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNETwww.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/25/2023 for shares held directly and by 11:59 P.M. ET on 04/23/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/BALL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/25/2023 for shares held directly and by 11:59 P.M. ET on 04/23/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01)Cathy D. Ross 02) Betty J. Sapp For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s)on the line below. 0 0 0 03)Stuart A. Taylor II R1.0.0.6 1 _ 0000589170 The Board of Directors recommends you vote FOR proposals 2 and 3. 2.To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2023. 3.To approve, by non-binding vote, the compensation paid to the named executive officers. NOTE: The proxies will have discretionary authority, to the extent permitted by law, to act and vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorizofficer. Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date For Against Abstain 00 0 00 0

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Combined Annual Report and Form 10-K are available at www.proxyvote.com

BALL CORPORATION
Annual Meeting of Shareholders
April 26, 2023
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John A. Bryant, Michael C. Cave and Cynthia A. Niekamp, or any one of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Ball Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 7:30 A.M. MDT on April 26, 2023, at www.virtualshareholdermeeting.com/BALL2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN ITEM 1, AND FOR EACH PROPOSAL IN ITEMS 2 AND 3.

0000589170_2 R1.0.0.6

Continued and to be signed on reverse side